                                                                  Exhibit 4(d)


                           SHORT TERM CREDIT AGREEMENT
                           ---------------------------

                  THIS SHORT-TERM CREDIT AGREEMENT, dated as of April 21, 1997 (this "Agreement"), is by and among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                  INTRODUCTION
                                  ------------

                  The Borrower desires to obtain a 364-day revolving credit facility in the aggregate principal amount of $39,000,000, in order to provide funds for its general corporate purposes and the Lenders are willing to establish such credit facility in favor of the Borrower on the terms and conditions herein set forth.

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------


                  1.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

                  "AFFILIATE", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing provisions of this definition, the term "Affiliate" shall not include Sam J. Frankino, Chairman of the Board and majority shareholder of the Borrower.

                  "ALTERNATE BASE RATE" shall mean, for any day, the rate of interest that is equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

                  "APPLICABLE MARGIN" shall mean the following margin based upon the Leverage Ratio as adjusted on the first Business Day immediately following the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Lenders and shall remain in effect until the next change to be effected pursuant to this definition, based upon such ratio for the four consecutive fiscal quarters immediately preceding such date; PROVIDED, THAT, the Eurodollar Rate shall not be adjusted pursuant to the Applicable Margin for any outstanding Eurodollar Rate Loan until after the end of the Eurodollar Interest Period for such Eurodollar Rate Loan:

                                APPLICABLE MARGIN
                                -----------------

    ----------------------------------------------------------- ------------------ ---------------- -----------------
                                                                Floating
                          Leverage Ratio                        Rate                 Eurodollar     Facility Fee
                                                                Loan                  Rate Loan
    ----------------------------------------------------------- ------------------ ---------------- -----------------
     I. Less than or equal to 0.15:1.0                          0.00%              0.50%            0.125%
    ----------------------------------------------------------- ------------------ ---------------- -----------------
    II. Greater than 0.15:1.0 but less than or equal to         0.00%              0.55%            0.15%
             0.30:1.0
    ----------------------------------------------------------- ------------------ ---------------- -----------------
    III. Greater than 0.30:1.0 but less than or equal to        0.05%              0.65%            0.20%
             0.40:1.0
    ----------------------------------------------------------- ------------------ ---------------- -----------------
    IV. Greater than 0.40:1.0                                   0.10%              0.75%            0.25%
    ----------------------------------------------------------- ------------------ ---------------- -----------------


; PROVIDED, HOWEVER, that, if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the Applicable Margin shall be as set forth in Level IV.

                 "BORROWING" shall mean the aggregation of Loans of the Lenders to be made to the Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date (and with respect to Fixed Rate Loans, for a single Interest Period), which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans.

                 "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks generally are not open in Chicago or New York for the conduct of substantially all of their commercial lending activities.

                 "CAPITAL LEASE" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                 "COMMITMENTS" shall mean, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the commitment amount for such Lender set forth next to the name of each such Lender on the signature pages hereof or as subsequently set forth in any Assignment and Acceptance or Assumption Agreement, as such amount may be reduced or modified from time to time pursuant to Section 2.2 or Section 8.6; provided, that the Total Commitments may not exceed $50,000,000.



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                 "CONSOLIDATED" or "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                 "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                           (a) the income (or loss) of any Person accrued prior
                  to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition;

                           (b) the income (or loss) of any Person (other than a
                  Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions;

                           (c) the undistributed earnings of any Subsidiary to
                  the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                           (d) any restoration to income of any contingency
                  reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                           (e) any aggregate net gain (but not any aggregate net
                  loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities);

                           (f) any gains resulting from any write-up of any
                  assets (but not any loss resulting from any write-down of any assets);



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                           (g) any net gain from the collection of the proceeds
                  of life insurance policies;

                           (h) any gain arising from the acquisition of any
                  Security, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary;

                           (i) any net income or gain (but not any net loss)
                  during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or
                  (iv) any discontinued operations or the disposition thereof;

                           (j) any deferred credit representing the excess of
                  equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

                           (k) in the case of a successor to the Borrower by
                  consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

                           (l) any portion of such net income that cannot be
                  freely converted into Dollars.

                 "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "CONTROLLED GROUP" shall mean a person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such person, are treated as a single employer generally under Section 414(b) or 414(c) of the Code.

                 "CORPORATE BASE RATE" shall mean a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

                 "CUMULATIVE NET INCOME" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing on February 1, 1997 through the end of the most


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recently completed fiscal quarter of such person (but without reduction for any net loss incurred for any fiscal quarter during such period), taken as one accounting period, all as determined in accordance with Generally Accepted Accounting Principles.

                 "DEFAULT" shall mean any of the events or conditions described in Section 6.1 which might become an Event of Default with notice or lapse of time or both.

                  "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

                  (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                  (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

                  "DOLLARS" and "$" shall mean the lawful money of the United States of America.

                  "EFFECTIVE DATE" shall mean the effective date specified in the final paragraph of this Agreement.

                  "ELIGIBLE NET INSTALLMENT RECEIVABLES" of any person shall mean installment notes receivable, net of unearned income, of such person minus those receivables, net of unearned income, of such person which are: (i) more than 120 days contractually past due; (ii) the subject of any foreclosure proceedings; (iii) held for repossession or resale by such person; (iv) non-accruing accounts; (v) the amount of installment notes receivable included in or subject to any Receivables Program; or (vi) otherwise reasonably deemed ineligible by the Required Lenders.

                  "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                 "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.



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                  "EURODOLLAR BUSINESS DAY" shall mean, with respect to any
Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or, if available to all Lenders, four or five months thereafter, or, on a one-time only basis in connection with the initial Eurodollar Rate Borrowing made on or about the Effective Date, 30 or a lesser number of days thereafter acceptable to the Lenders, as the Borrower may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, or, if available to all Lenders, four or five months thereafter, as the Borrower may elect under Section 2.4 or 2.7, PROVIDED, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

                  "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                           (a) the Applicable Margin,

                           (b) the rate per annum obtained by dividing (i) the
per annum rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in the London interbank market, at approximately 11:00 a.m. London time, on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-sixteenth of one percent (1/16 of 1%).

                  "EURODOLLAR RATE LOAN" shall mean any Loan which bears interest at the Eurodollar Rate.

                  "EVENT OF DEFAULT" shall mean any of the events or conditions described in Section 6.1.



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                  "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of June 30, 1995, as amended, among the Borrower, certain affiliates of the Borrower, the banks named therein and NBD Bank, as agent.

                  "FAIR MARKET VALUE" means at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                  "FEDERAL FUNDS RATE" shall mean the per annum rate that is equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. Chicago time on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion, all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

                  "FIRST CHICAGO" shall mean The First National Bank of Chicago in its individual capacity, and its successors.

                  "FIXED CHARGES" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period. For purposes of this definition, "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles: (a) all interest in respect of Indebtedness of the Borrower and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Operating Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Operating Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Operating Net Income for such period. For purposes of this definition, "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Borrower or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental ) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12 month period, shall be the amount estimated by a chief financial officer, controller or treasurer of the Borrower on a reasonable basis and in good faith.

                  "FIXED RATE LOAN" shall mean any Eurodollar Rate Loan.



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



                  "FLOATING RATE" shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate in effect from time to time, which Floating Rate shall change simultaneously with any change in such Alternate Base Rate.

                  "FLOATING RATE LOAN" shall mean any Loan which bears interest at the Floating Rate.

                  "FUNDED INDEBTEDNESS" of any person shall mean, as of any date, all Indebtedness of such person, other than Subordinated Indebtedness.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean Generally Accepted Accounting Principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                  "GUARANTY" shall mean any Guaranty entered into by any Guarantor for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit A hereto, as amended or modified from time to time.

                  "GUARANTORS" shall mean NAC, Inc., NAC Investment Co. and any other person entering into a Guaranty from time to time.

                  "HAZARDOUS MATERIALS" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                  "INDEBTEDNESS" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any plan of such person or of any member of a Controlled Group of which such person is a member, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                  "INTEREST PAYMENT DATE" shall mean (a) with respect to any Fixed Rate Loan, the last day of each Interest Period with respect to such Fixed Rate Loan, and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each January, April, July and October occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                  "INTEREST PERIOD" shall mean any Eurodollar Interest Period or Bid-Option Interest Period.

                  "INVESTMENT" means any investment, made in cash or by delivery of property, by the Borrower or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) or in any property.

                  "LENDER OBLIGATIONS" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct or indirect, contingent or otherwise, of the Borrower to the Administrative Agent or any Lender pursuant to the Loan Documents.

                  "LEVERAGE RATIO" of any person shall mean the ratio of (a) Funded Indebtedness of such person to (b) Eligible Net Installment Receivables of such person.

                  "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                  "LOAN" shall mean any Revolving Credit Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Fixed Rate Loan and such Floating Rate Loans and Fixed Rate Loans are referred to herein as "types" of Loans.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Guaranties and any other agreement, instrument or document executed at any time in connection with this Agreement.

                  "LONG-TERM CREDIT AGREEMENT" shall mean the Long-Term Credit Agreement dated as of the date hereof among the Borrower, the Lenders, the Documentation Agent and the Administrative Agent, as amended, modified, extended, restated or supplemental from time to time.

                 "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "NET CASH PROCEEDS" shall mean without duplication in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "NET INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges during such period and (b) taxes imposed on or measured by income or excess profits of the Borrower and its Subsidiaries during such period.

                  "NOTES" shall mean the Revolving Credit Notes; "NOTE" shall mean any Revolving Credit Note.

                  "OVERDUE RATE" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "PERCENTAGE OF TOTAL COMMITMENTS" shall mean, with respect to each Lender, the amount set forth in the signature page next to the name of such Lender or as subsequently set forth in any Assignment and Acceptance or Assumption Agreement.

                  "PERMITTED LIENS" shall mean Liens permitted by Section 5.2(e) hereof.

                  "PERSON" or "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "PLAN" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                  "PRIVATE PLACEMENT DEBT" shall mean the debt issued by the Borrower pursuant to the Private Placement Debt Documents in an aggregate principal amount not to exceed Forty-Five Million Dollars ($45,000,000).

                 "PRIVATE PLACEMENT DEBT DOCUMENTS" shall mean that certain National Auto Credit, Inc. Note Purchase Agreement dated as of April 21, 1997 (7.66% Senior Notes due April 21, 2004), together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

                  "PROHIBITED TRANSACTION" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "REPORTABLE EVENT" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "REQUIRED BANKS" shall mean Lenders holding not less than sixty-seven percent (67%) of the aggregate Commitments or, if the Commitments have been terminated, Lenders in the aggregate holding not less than sixty-seven percent (67%) of the aggregate unpaid principal amount of the outstanding Loans.

                  "RESTRICTED INVESTMENTS" means all Investments except the following:

                  (a) property to be used in the ordinary course of business of the Borrower and its Subsidiaries;

                  (b) current assets arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

                  (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investments becomes a Subsidiary;

                  (d) Investments existing on the date of the Effective Date and disclosed in Schedule 5.2(h);

                  (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) Investments in certificates of deposit or Eurodollar certificates of deposit (other than Eurodollar certificates of deposit issued in Italy or France) or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (g) Investments in commercial paper issued by a corporation organized under the laws of the United States of America or any State thereof rated A-1 by S&P or P-1 by Moody's and maturing not more than 270 days from the date of creation thereof; and

                  (h) Investments in Repurchase Agreements.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (x) the amount at which such Restricted Investment is shown on the books of the Borrower or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (y) either

                           (i) in the case of any guaranty of the obligation of
                  any Person, the amount which the Borrower or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Borrower or such Subsidiary of any such payments, or

                           (ii) in the case of any other Restricted Investment,
                  the excess of (x) the greater of (A) the amount originally entered on the books of the Borrower or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Borrower or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000 (or $1,000,000,000 in the case of an Acceptable Bank issuing a Eurodollar certificate of deposit), and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                  "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Repurchase Agreement" means any written agreement

                  (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Borrower or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Borrower or such Subsidiary to such Acceptable Bank or acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Borrower or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 30 days after such transfer of funds,

                  (b) in respect of which the Borrower or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which the Borrower or such Subsidiary, or an agent thereof, shall have taken all action, if any, required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                  "RESTRICTED PAYMENTS" means

                  (a) any Distribution in respect of the Borrower or any Subsidiary of the Borrower (other than on account of capital stock or other equity interests of a Subsidiary of the Borrower owned legally and beneficially by the Borrower or another Subsidiary of the Borrower), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Securities which would constitute treasury stock, and

                  (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Indebtedness (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Indebtedness was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                  "REVOLVING CREDIT LOAN" shall mean any borrowing under Section
2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1(a).

                  "REVOLVING CREDIT NOTE" shall mean any promissory note of the Borrower evidencing one or more Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "SECURITY" has the meaning given such term in Section (2)1 of the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SUBORDINATED INDEBTEDNESS" of any person shall mean any Indebtedness of such person the payment of which is subordinated to payment of the Lender Obligations to the written satisfaction of the Required Lenders.

                  "SUBSIDIARY" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "TANGIBLE NET WORTH" of any person shall mean, as of any date, the excess of (a) Total Assets over (b) Total Liabilities, excluding minority interests of such person, mandatory redeemable shares of such person and the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses,
(iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) franchises, licenses and permits, and, (vi) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                  "TERMINATION DATE" shall mean the earlier to occur of (a) April 21, 1998, or such later date to which the Termination Date is extended pursuant to Section 2.1(c), and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

                  "TOTAL ASSETS" and "TOTAL LIABILITIES" of any person shall mean, as of any date, all obligations which, in accordance with Generally Accepted Accounting Principles, are or should be classified as assets or liabilities, as the case may be, on a balance sheet of such person.

                  "TOTAL CAPITALIZATION" of any person shall mean, as of any date, the sum of (a) Tangible Net Worth of such person plus (b) Indebtedness of such person.

                  "TOTAL COMMITMENTS" shall mean the aggregate amount of Commitments of all Lenders as set forth on the last signature page of this Agreement, as reduced or modified from time to time pursuant to Section 2.2 or 8.6, PROVIDED, THAT, the Total Commitments may not exceed $50,000,000.

                  "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                  "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation fully guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                  1.2 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms "Administrative Agent", "Lenders", "Borrower" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II.

                        THE COMMITMENTS AND THE ADVANCES
                        --------------------------------

                 2.1 Commitment of the Lenders.
                     -------------------------

                           (a) REVOLVING CREDIT LOANS. Each Lender agrees, for
itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date any such Revolving Credit Loan is made.

                           (b) LIMITATION ON AMOUNT OF LOANS. Notwithstanding
anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Loans made by any Lender at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Loan is made, and the aggregate principal amount of the Loans made by any Lender at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Loan is made.

                           (c) EXTENSIONS. The Lenders shall consider annual
requests for the extension of Termination Date. The Borrower shall deliver a notice in writing to the Administrative Agent on or before January 15 of each year in the event the Borrower chooses to request extension of such Termination Date for a period of 364 days from the then existing Termination Date. The Administrative Agent shall provide notice to each of the Lenders within five (5) business days after receiving such notice. Each of the Lenders agrees to provide notice in writing to the Administrative Agent of its agreement or refusal to extend such Termination Date for a period of 364 days on or before February 28 of each year; PROVIDED, HOWEVER, that the failure of any Lender to so communicate its agreement or refusal shall be deemed to be such Lender's refusal to so extend the Termination Date. The determination to extend or not to extend such Termination Date shall be given or withheld by each Lender in its absolute and sole discretion and any such agreement or refusal once given shall not be revocable by any Lender prior to the then applicable Termination Date. No extension of such Termination Date shall in any event be effective until the Administrative Agent shall have received an agreement to so extend, in the form of Exhibit C, attached hereto executed by each Lender, which may not be executed earlier than 20 days prior to the then-existing Termination Date; PROVIDED, HOWEVER, that if any Lender refuses to extend such Termination Date, the Administrative Agent shall provide notice to the Borrower and (i) the commitment of each Lender shall remain unchanged and the Total Commitment and the Percentage of Total Commitments shall be modified accordingly, or (ii) additional lenders, as selected by the Borrower, shall be added to this Agreement.

                 2.2 TERMINATION AND REDUCTION OF COMMITMENTS. The Borrower shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, PROVIDED that (a) the Borrower shall give not less than five (5) days prior notice of such termination or reduction to the

Administrative Agent (with sufficient executed copies for each Lender) specifying the amount and effective date thereof, (b) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Lenders proportionately in accordance with the respective commitment amounts for each such Lender set forth on the signature pages hereof next to the name of each such Lender, (c) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, and (d) the Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

                 2.3 FEES. (a) The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, a facility fee on the entire amount of each of the Commitments for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the respective Applicable Margin. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each April, July, October and January, commencing on the first such Business Day occurring after the date of this Agreement and on the Termination Date.

                           (b) The Borrower agrees to pay to the Administrative
Agent an agency fee for its services as Administrative Agent under this Agreement in such amounts as are mutually agreed upon by the Borrower and the Administrative Agent.

                  2.4 DISBURSEMENT OF LOANS. (a) The Borrower shall give the Administrative Agent notice of its request for each Borrowing in substantially the form of Exhibit D hereto not later than 10:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, and (ii) on the date such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether a Eurodollar Rate Borrowing or Floating Rate Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Eurodollar Interest Period to be initially applicable to such Borrowing. The Administrative Agent, by 1:00 p.m. Chicago time, on the same day such notice is given, shall provide notice of such requested Borrowing to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing shall be made available to the Borrower in immediately available funds.

                           (b) Each Lender, on the date any Borrowing is
requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Administrative Agent for disbursement to the Borrower requesting such Loan. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.5 that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) make such amount available to the Borrower requesting such Loan, and such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrower by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at a rate per annum, if paid by the Borrower, equal to the interest rate applicable to such Borrowing during such period, and if paid by such Lender, equal to the Federal Funds Rate. If such Lender shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such related Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Administrative Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Administrative Agent on the date of any such Borrowing.

                           (c) All Loans made under this Section 2.4 shall be
evidenced by the Notes and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by the Borrower to record on its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such books and records, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrower may borrow Loans under this Section 2.4, prepay Loans pursuant to Section 3.1 and reborrow Loans under this Section 2.4.

                 2.5 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Lenders to make the first Loan hereunder is subject to receipt by each Lender and the Administrative Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Administrative Agent:

                           (a) CHARTER DOCUMENTS. Certificates of recent date of
the appropriate authority or official of the Borrower's and each Guarantor's respective state of incorporation listing all charter documents of the Borrower and each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of the Borrower and each Guarantor, respectively, together with copies of such charter documents of the Borrower and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (b) BY-LAWS AND CORPORATE AUTHORIZATIONS. Copies of
the by-laws of the Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Borrower and each Guarantor to authorize the execution, delivery and performance by the Borrower and each Guarantor of this Agreement, the Notes and the Guaranty to which the Borrower and each Guarantor, respectively, is a party and the consummation by the Borrower and each Guarantor, respectively of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (c) INCUMBENCY CERTIFICATE. Certificates of
incumbency of the Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Borrower and each Guarantor in connection with this Agreement, the

Notes and each Guaranty to which the Borrower or each Guarantor is a party and the consummation by the Borrower and each Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (d) NOTES. The Notes duly executed on behalf of
Borrower for each Lender;

                           (e) GUARANTIES. The Guaranties, duly executed on
behalf of the Guarantors;

                           (f) LEGAL OPINIONS. The favorable written opinion of
counsel for the Borrower and the Guarantors (which counsel may be an employee of the Borrower or the Guarantors), with respect to each of the matters set forth in Article IV (other than Sections 4.6, 4.7, 4.11, and 4.12), and as to such other matters as the Lenders or the Administrative Agent may reasonably request;

                           (g) CONSENTS, APPROVALS, ETC. Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Borrower or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, any Guaranty or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any Guaranty, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Borrower, or, if none are required, a certificate of such officer to that effect;

                           (h) PRIVATE PLACEMENT DEBT. Evidence satisfactory to
the Administrative Agent and the Lenders that the Borrower has incurred Private Placement Debt in an amount not less than $45,000,000 in accordance with the Private Placement Debt Documents and on terms and conditions satisfactory to the Administrative Agent and the Lenders, all Private Placement Debt Documents shall have been delivered to the Administrative Agent and the Lenders and approved by the Administrative Agent and the Lenders and all transactions contemplated pursuant to the Private Placement Debt Documents shall have been completed; and

                           (i) RELEASE OF SIGNATURES FROM ESCROW. Written
authorization from the Borrower and each Lender to release from escrow its respective signatures to this Agreement and all other Loan Documents, which were delivered to the Administrative Agent in escrow.

                 2.6 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Lenders to make any Loan (including the first Loan), or any continuation or conversion under Section 2.6 is further subject to the satisfaction of the following conditions precedent:

                           (a) The representations and warranties contained in
Article IV hereof and in the Guaranty shall be true and correct on and as of the date such Loan is made (both before and after such Loan is made) as if such representations and warranties were made on and as of such date;

                           (b) No Default or Event of Default shall exist or
shall have occurred and be continuing on the date such Loan is made (whether before or after such Loan is made); and

                           (c) No material adverse change in the business,
financial condition, or prospects of the Borrower or any Guarantor shall have occurred.

The Borrower shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a), (b) and (c) of this Section
2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                 2.7 SUBSEQUENT ELECTIONS AS TO BORROWINGS. The Borrower may elect (a) to continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar Rate Borrowing, or (b) may elect to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing, or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving notice thereof to the Administrative Agent (with sufficient executed copies for each Lender) in substantially the form of Exhibit E hereto not later than 10:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective, (ii) the date such continuation or conversion is to be effective in all other cases, PROVIDED that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Borrowing, and PROVIDED, FURTHER, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. The Administrative Agent, on the day such notice is given in the event of an election to convert or continue a Floating Rate Borrowing, and not later than the Business Day next succeeding the day such notice is given in all other cases, shall provide notice of such election to the Lenders. If the Borrower shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Eurodollar Interest Period with respect to such Borrowing.

                 2.8 LIMITATION OF REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Borrowing, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to any Lender in the relevant interbank secondary market, or (b) the Eurodollar Rate, will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender
(i) to make or fund the relevant Eurodollar Rate Borrowing, or (ii) to continue such Eurodollar Rate Borrowing as a Eurodollar Rate Loan, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing pursuant to Section 2.4 or a continuation of or conversion to a Eurodollar Rate Borrowing of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Lenders shall again consider requests for Eurodollar Rate Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Borrowings of the affected type pursuant to Section 2.7.

                 2.9 MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to
Section 3.7, each Borrowing and each continuation or conversion pursuant to
Section 2.7 and each prepayment thereof shall be in a minimum amount of $3,000,000 and in an integral multiple of $500,000. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement (together with those outstanding under the Long-Term Credit Agreement) may not exceed ten.

                 2.10 GUARANTIES. To secure the payment when due of the Notes and all other obligations of the Borrower under this Agreement to the Lenders and the Administrative Agent, the Borrower shall cause to be executed and delivered to the Lenders and the Administrative Agent the Guaranty of each Guarantor.

                                  ARTICLE III.

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

                 3.1 PRINCIPAL PAYMENTS. (a) Unless earlier payment is required under this Agreement, the Borrower shall pay to the Lenders on the Termination Date the entire outstanding principal amount of the Loans.

                           (b) The Borrower may at any time and from time to
time prepay all or a portion of the Loans without premium or penalty, provided that (i) the Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Fixed Rate Loan is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement, any Fixed Rate Loan may only be prepaid on the last day of the then current Fixed Interest Period with respect to such Loan.

                 3.2 INTEREST PAYMENTS. The Borrower shall pay interest to the Lenders on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                 (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

                 (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) through (b), the Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the

Borrower hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

                 3.3 PAYMENT METHOD. (a) All payments to be made by the Borrower hereunder will be made in Dollars and in immediately available funds to the Administrative Agent for the account of the Lenders at its address referred to in Section 8.2 not later than 2:00 p.m. Chicago time on the date on which such payment shall become due. Payments received after 2:00 p.m. Chicago time shall be deemed to be payments made prior to 2:00 p.m. Chicago time on the next succeeding Business Day. The Borrower hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                           (b) At the time of making each such payment, the
Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Administrative Agent that Loan or other obligation of the Borrower hereunder to which such payment is to be applied. In the event that the Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Administrative Agent may apply such payments as it may determine in its sole discretion.

                           (c) On the day such payments are deemed received, the
Administrative Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds, made by wire transfer, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Administrative Agent's fees payable pursuant to Section 2.3(b) and amounts payable to the Administrative Agent or any Lender under Section 3.6 or 3.8) determined with respect to each such Lender by the ratio which the relevant Commitment of such Lender bears to the relevant Commitments of all the Lenders.

                 3.4 NO SETOFF OR DEDUCTION. All payments of principal of and interest on the Loans and other amounts payable by the Borrower hereunder shall be made by the Borrower without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority; PROVIDED, HOWEVER, that this Section 3.4 shall not preclude the Borrower from counterclaiming against any Lender having its principal office in the United States of America for (a) income taxes owed to the United States of America by such Lender, which are paid by the Borrower under a valid garnishment order, or (b) other obligations of such Lender, unrelated to such taxes, levies, imposts, duties, fees, assessments, or other charges, which are paid by the Borrower under a valid garnishment order.

                 3.5 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this

Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                 3.6 ADDITIONAL COSTS. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Lender or the Administrative Agent of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Lender or the Administrative Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Administrative Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender, or (c) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Lender or the Administrative Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Lender thereon, then the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Administrative Agent) or the Administrative Agent, additional reasonable amounts sufficient to compensate such Lender or the Administrative Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Lender is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, and submitted by such Lender or the Administrative Agent, as the case may be, to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                           (b) In the event that any applicable law, treaty,
rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Administrative Agent (or any corporation controlling such Lender or the Administrative Agent), including any change in capital required to be maintained with respect to commitments for credit of less than 365 days in duration, and such Lender or the Administrative Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Administrative Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Administrative Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Administrative Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Administrative Agent to be material, then the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, from time to time, upon request by such

Lender (with a copy of such request to be provided to the Administrative Agent) or the Administrative Agent, additional amounts sufficient to compensate such Lender or the Administrative Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Administrative Agent reasonably determines to be allocable to the existence of such Lender's or the Administrative Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, and submitted by such Lender or the Administrative Agent to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                 3.7 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any Fixed Rate Loan under this Agreement, the Borrower shall upon receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.8, (a) on the last day of the then current Fixed Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

                 3.8 INDEMNIFICATION. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or converts any Fixed Rate Loan on any other date than the last day of an Fixed Interest Period applicable thereto (whether pursuant to Section 3.7, Section 6.2 or otherwise), or if the Borrower fails to borrow any Fixed Rate Loan after notice has been given to the Lenders in accordance with Section 2.4, or if the Borrower fails to make any payment of principal or interest in respect of a Fixed Rate Loan when due, the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.8 shall be made as though such Lender shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Fixed Interest Period; PROVIDED, HOWEVER, that such Lender may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this
Section 3.8.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 The Borrower represents and warrants to the Administrative Agent and the Lenders that:

                 4.1 CORPORATE EXISTENCE AND POWER. The Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Borrower has all requisite power, corporate or otherwise, to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, and the Notes, and to engage in the transactions contemplated by this Agreement.

                 4.2 CORPORATE AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

                 4.3 BINDING EFFECT. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

                 4.4 SUBSIDIARIES. SCHEDULE 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Borrower as of the Effective Date. Each such Subsidiary and each corporation becoming a Subsidiary of the Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of each Borrower has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Borrower have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in SCHEDULE 4.4 hereto or consented to by the Required Lenders from time to time, are and will be owned, beneficially and of record, by the Borrower or another Subsidiary of the Borrower free and clear of any Liens. The corporations described in SCHEDULE 4.4 hereto constitute all persons in which the Borrower or any of its Subsidiaries has an ownership interest as of the Effective Date.

                 4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its

Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty and, to the best of the Borrower's knowledge, there is no basis for any such action, suit or proceeding.

                 4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its Subsidiaries and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal year ended January 31, 1997 and reported on by Deloitte & Touche, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Borrower and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries since January 31, 1997. There is no material Contingent Liability of the Borrower that is not reflected in such financial statements or in the notes thereto.

                 4.7 USE OF LOANS. The Borrower will use the proceeds of the Loans for its general corporate purposes and the Borrower will not use the proceeds of the Loans to repurchase the stock of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Borrower alone or of the Borrower and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Guaranty that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

                 4.8 CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrower pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of Borrower or any of its Subsidiaries, is required on the part of the Borrower in connection with the execution, delivery and performance of this Agreement, or the Notes, or any Guaranty, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any Guaranty.

                 4.9 TAXES. The Borrower and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on its books and records for payment thereof. Neither the Borrower nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Borrower or any Subsidiary.

                 4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Borrower or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

                 4.11 ERISA. The Borrower, its Subsidiaries, their ERISA Affiliates and its Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Borrower, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrower, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of its Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Guaranties do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates.

                 4.12 ENVIRONMENTAL AND SAFETY MATTERS. The Borrower and each Subsidiary are in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Borrower or any Subsidiary, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on SCHEDULE 4.12 hereto, and as to such matters disclosed on such Schedule, none will have an material adverse affect on the financial condition or business of the Borrower or any of its Subsidiaries. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Borrower or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries.

                                   ARTICLE V.

                                    COVENANTS
                                    ---------

                 5.1 AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                           (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. Do or
cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(e), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                           (b) COMPLIANCE WITH LAWS, ETC. Comply in all material
respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any the Borrower or such Subsidiary.

                           (c) MAINTENANCE OF PROPERTIES; INSURANCE. Maintain,
preserve and protect all property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

                           (d) REPORTING REQUIREMENTS. Furnish to the Lenders
and the Administrative Agent the following:

                                     (i) Promptly and in any event within three
calendar days after becoming aware of the occurrence of (A) any Default, or Event of Default described in Section 6.1, PROVIDED, HOWEVER, with respect to any Default described in Section 6.1(k), the Borrower shall furnish notice immediately, together with a copy of the notice required to be delivered to the holders of the Private Placement Debt pursuant to Section 8.1(b) of the Note Purchase Agreement executed in connection with the Private Placement Documents,
(B) the commencement of any material litigation against, by or affecting the Borrower or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or (D) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Borrower or any of its Subsidiaries, a statement of the chief financial officer, controller or treasurer of the Borrower setting forth details of such Default or Event of Default, litigation, development, contract, or undertaking, and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                                     (ii) As soon as available and in any event
within 60 days after the end of each of the first three fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings, and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with Generally Accepted Accounting Principles; together with a certificate of the chief financial officer, controller or treasurer of the Borrower stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with
Section 5.2(a), (b), (c), (d), (f) and (g) hereof is in conformity with the terms of this Agreement;

                                     (iii) As soon as available and in any event
within 100 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants selected by the Borrower and acceptable to the Required Lenders, without qualifications unacceptable to the Required Lenders, together with the consolidating balance sheets and the related consolidating statements of income of the Borrower and its Subsidiaries for such year; together with a certificate of the chief financial officer, controller or treasurer of the Borrower stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (d), (f) and (g) hereof is in conformity with the terms of this Agreement;

                                     (iv) Promptly after the sending or filing
thereof, copies of all reports, proxy statements and financial statements which the Borrower or any of its Subsidiaries sends to or files with any of its security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                                     (v) Promptly and in any event within 10
calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Borrower, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Borrower, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                                     (vi) As soon as available and in any event
within 30 days after the end of each month, a report on loan receivable portfolio statistics detailing gross receivables in accordance with Generally Accepted Accounting Principles, less deduction for ineligible receivables, including an aging of accounts receivable, dealer concentrations and static pool analysis and any other portfolio information reasonably requested by the Administrative Agent;

                                     (vii) Within 30 days after the end of each
fiscal year, a claims analysis in the form of Schedule 5.1(d)(vii) attached hereto;

                                     (viii) Promptly after the end of each
fiscal quarter or the occurrence of a material change in the ownership of stock or other equity interest by Sam J. Frankino and/or his Affiliates of the Borrower and/or its Affiliates, a report showing the ownership interest of Sam
J. Frankino and his Affiliates in the Borrower and its Affiliates; and

                                     (ix) Promptly, such other information
respecting the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Administrative Agent may from time to time reasonably request.

                           (e) ACCOUNTING; ACCESS TO RECORDS, BOOKS, ETC.
Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit any Lender or the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of such and its Subsidiaries with its directors, officers, employees and independent auditors, and by this provision the Borrower does hereby authorize such persons to discuss such affairs, finances and accounts with any Lender or the

Administrative Agent and permit the Administrative Agent or any of its agents and representatives to conduct a comprehensive field audit of its books, records, properties and assets.

                           (f) FURTHER ASSURANCES. Will, and will cause each
Guarantor to, execute and deliver within 30 days after request therefor by the Required Lenders or the Administrative Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Required Lenders or the Administrative Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders and the Administrative Agent under, this Agreement, the Notes or the Guaranties. In addition, the Borrower agrees to deliver to the Administrative Agent and the Lenders from time to time upon the acquisition or creation of any Subsidiary not listed in SCHEDULE 4.4 hereto supplements to
SCHEDULE 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

                 5.2 NEGATIVE COVENANTS. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

                           (a) INDEBTEDNESS TO TOTAL CAPITALIZATION. Permit or
suffer the ratio of Consolidated Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization of the Borrower and its Subsidiaries at any time to be greater than .45 to 1.0.

                           (b) TANGIBLE NET WORTH. Permit or suffer Consolidated
Tangible Net Worth of the Borrower and its Subsidiaries at any time to be less than the sum of (i) $195,000,000 plus (ii) an amount equal to 50% of Consolidated Cumulative Net Income (without any reduction for net loss) of the Borrower and its Subsidiaries for each fiscal quarter of the Borrower commencing with the fiscal quarter ending April 30, 1997 plus (iii) 75% of the Net Cash Proceeds from the issuance or sale of any capital stock of the Borrower or any Subsidiary, plus (iv) 75% of the Net Cash Proceeds of any Subordinated Indebtedness incurred by the Borrower or any Subsidiary at any time.

                           (c) FIXED CHARGE COVERAGE RATIO. Permit or suffer the
ratio of (i) Net Income Available for Fixed Charges of the Borrower and its Subsidiaries to (ii) Fixed Charges of the Borrower and its Subsidiaries to be less than 3.0 to 1.0 as of the end of each fiscal quarter, calculated for the four (4) consecutive fiscal quarters then ending.

                           (d) LEVERAGE RATIO. Permit or suffer the Consolidated
Leverage Ratio of the Borrower and its Subsidiaries at any time to be greater than .42 to 1.0.

                           (e) LIENS. Create, incur or suffer to exist any Lien
on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, other than:

                                     (i) Liens for taxes not delinquent or for
taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                                     (ii) Liens (other than any Lien imposed by
ERISA) created and maintained in the ordinary course of business which do not secure obligations exceeding $1,000,000 in the aggregate and are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Borrower or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which the Borrower or any of its Subsidiaries is a party;

                                     (iii) Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

                                     (iv) Each Lien described in SCHEDULE 5.2(E)
hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal (which shall not include the filing of UCC continuation statements) thereof shall be permitted;

                                     (v) The interest or title of a lessor under
any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Borrower or its Subsidiary thereunder are not delinquent; and

                                     (vi) Prior to the disposition of assets
contemplated by Section 5.2(g)(ii), other Liens on assets of the Borrower and its Subsidiaries, other than accounts or general intangibles, that secure Indebtedness not exceeding in aggregate amount 50% of the net book value of the Borrower's motor vehicles comprising its automotive fleet, and which Liens are granted solely to original equipment manufacturers of motor vehicles to secure Indebtedness arising pursuant to borrowings under the Borrower's original equipment manufacturers financing program.

                           (f) MERGER; ACQUISITIONS; ETC. Purchase or otherwise
acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, PROVIDED, HOWEVER, that this Section 5.2(f) shall not prohibit any merger or acquisition if (i) it is a merger of a Subsidiary into, or the acquisition of the assets of a Subsidiary by, the Borrower or a Subsidiary, where the Borrower or the Subsidiary, as the case may be, is the surviving or continuing corporation, or (ii) it is an acquisition (A) of a business or assets that are generally related to the business presently engaged in by the Borrower, (B) on terms approved in advance by the board of directors or other governing body of the seller of the business or assets, and (C) the amount of consideration paid or exchanged by the Borrower and all Subsidiaries for all such acquisitions pursuant to this clause (ii) does not exceed $10,000,000 in aggregate amount; and in the case of each of clauses (i) and (ii), immediately after each such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and, prior to the consummation of each such merger, if the Borrower is a party thereto, and each such acquisition for consideration of $3,000,000 or more, the Borrower shall have provided to the Lenders an opinion of counsel and a certificate of the chief financial officer of the Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(f) and that any other conditions under this Agreement relating to such transaction have been satisfied.

                           (g) DISPOSITION OF ASSETS; ETC. Notwithstanding any
other provision of this Agreement, sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (1) inventory sold or leased in the ordinary course of business upon customary credit terms, (2) sales of motor vehicles by the Borrower to one or more of its Subsidiaries, for fair value, in the ordinary course of the Borrower's business, (3) sales of scrap or obsolete material or equipment, (4) transfers between the Guarantors or between the Borrower and the Guarantors, and (5) transfers in connection with the Receivables Program and permitted pursuant to Section 5.2(p); PROVIDED, HOWEVER, that this Section 5.2(g) shall not prohibit any such sale, lease, license, transfer, assignment, liquidation or other disposition: (i) if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than five percent (5%) in the aggregate for all such dispositions of such aggregate book value of the total assets of the Borrower or such Subsidiary as of such date, as the case may be, and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing; and (ii) of the automotive rental fleet and associated assets so long as no Default or Event of Default shall exist or shall have occurred and be continuing.

                           (h) Restricted Payments and Restricted Investments.
                               -----------------------------------------------

                              (i) Limitation. The Borrower will not, and will
not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                                     (A) the sum of (x) aggregate amount of
         Restricted Payments of the Borrower and its Subsidiaries declared or made during the period commencing on February 1, 1997, and ending on the date such Restricted Payment or Restricted Investment is declared or made, including and (y) the amount of Restricted Investments of the Borrower and its Subsidiaries (with each Restricted Investment and Restricted Payment being valued immediately after the making of any such Restricted Investment or Restricted Payment) would not exceed the sum of

                                            (I) $2,000,000 plus

                                            (II) 50% of Consolidated Operating
                 Net Income for the period commencing on February 1, 1997 and ending at the end of the most recently ended fiscal quarter of the Borrower (or minus 100% of Consolidated Operating Net Income for such period if Consolidated Operating Net Income for such period is negative);

                                     (B) no Default or Event of Default exists
         or would exist after giving effect to such Restricted Payment or Restricted Investment;

                                     (C) the Borrower would be permitted by the
         provisions of Section 10.5 of the Note Purchase Agreement executed in connection with the Private Placement Debt to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Borrower.

                              (ii) Time of Payment. The Borrower will not, nor
will it permit any of its Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

                           (i) NATURE OF BUSINESS/DEALER HOLDBACK PROGRAM. Make
any substantial change in the nature of its business from that engaged in on the date of this Agreement, engage in any other businesses other than those in which it is engaged on the date of this Agreement or make any material change in the structure or terms of any dealer holdback program which would result in the subordination of Lender Obligations to the obligations of any such dealer; PROVIDED, HOWEVER, that this subsection (i) shall not preclude the Borrower or any Subsidiary from engaging in additional related or ancillary businesses that are not likely to have a material effect on the Borrower or any Subsidiary, including without limitation activating a dormant insurance Borrower for the purpose of providing credit insurance, automobile warranty programs and other programs or services related or incidental to the Borrower's automobile finance programs.

                           (j) NEGATIVE PLEDGE LIMITATION. Enter into any
agreement, with any person, other than the Lenders pursuant hereto and in connection with the Private Placement Debt, which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                           (k) USE OF PROCEEDS. Use the proceeds of the Loans
for any purpose other than for its general corporate purposes.

                           (l) SUBORDINATED INDEBTEDNESS. Issue any Subordinated
Indebtedness unless the first principal payment or other required payment or prepayment of principal with respect to such Subordinated Indebtedness is scheduled to occur after April 21, 2000.

                           (m) SUBSIDIARY GUARANTIES. Permit any Subsidiary to
become obligated under any guaranty of the Borrower's obligations under the Private Placement Debt unless such Subsidiary has guaranteed or concurrently guarantees the Borrower's obligations under the Loan Documents on the same terms.

                           (n) LIMITATION ON SUBSIDIARY INDEBTEDNESS. Permit the
aggregate Indebtedness of all Subsidiaries to exceed at any time 5% of Consolidated Total Assets of the Borrower and its Subsidiaries.

                           (o) PAYMENTS AND MODIFICATIONS OF DEBT. Make, or
permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Private Placement Debt or other Indebtedness or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Private Placement Debt is issued or created or otherwise related thereto, or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Private Placement Debt.

                           (p) RECEIVABLES PROGRAM. Enter into, or permit its
Subsidiaries to enter into, any transaction (such transaction being referred to herein as a "Receivables Program") involving (i) the sale or other financing by the Borrower or any of its Subsidiaries of installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Borrower or any of its Subsidiaries or (ii) the incurrence by the Borrower or any of its Subsidiaries of Non-Recourse Indebtedness secured by Liens on installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Borrower or any of its Subsidiaries (in each case, whether or not such installment notes receivable or evidences of indebtedness is required to be included on the balance sheet of the Borrower or such Subsidiary in accordance with GAAP); provided that in any twelve month period, the Borrower and its Subsidiaries may enter into Receivables Programs if the aggregate of net book value of all installment notes receivable and other evidences of indebtedness to be sold or financed in connection with all Receivables Programs in such twelve month period does not exceed 10% of Consolidated Total Capitalization as of the last day of the Borrower's most recently ended fiscal year. "Non-Recourse Indebtedness" means, as applied to any Receivables Program, Indebtedness under the terms of which no personal recourse may be had against the Borrower or any of its Subsidiaries for the payment of the principal of or interest or premium of such Indebtedness solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

                           (q) TRANSACTIONS WITH AFFILIATES. Enter into, or
permit any Subsidiary to enter into, or remain a party to, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service), whether or not in the ordinary course of business with any Affiliate of the Borrower or any of its Subsidiaries, except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

                 5.3 ADDITIONAL COVENANTS. If at any time the Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agents shall request, upon notice to the Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Private Placement Debt Documents not substantially provided for in this Agreement or more favorable to the holders of the Private Placement Debt issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

                                   ARTICLE VI.

                                     DEFAULT
                                     -------

                 6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Lenders pursuant to Section 8.1:

                           (a) NONPAYMENT. The Borrower shall fail to pay when
due any principal of the Notes or the Borrower shall fail to pay any interest on any of the Notes or any fees or any other amount payable hereunder, which failure, with respect to interest, fees or any other amount (other than principal) continues for a period of five days; or

                           (b) MISREPRESENTATION. Any representation or warranty
made by the Borrower or any Guarantor in Article IV hereof or in any Guaranty or any other certificate, report, financial statement or other document furnished by or on behalf of the Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c) CERTAIN COVENANTS. The Borrower shall fail to
perform or observe any term, covenant or agreement contained in Article V hereof; or

                           (d) OTHER DEFAULTS. The Borrower or any Guarantor
shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Guaranty, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Borrower or such Guarantor, as the case may be, by the Administrative Agent (or such shorter period of time as may be specified in the relevant Guaranty); or

                           (e) CROSS DEFAULT. The Borrower or any of its
Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000 (provided that such minimum amount requirement shall not apply to Indebtedness owing to the Lenders); or if the Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount (if applicable), or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Borrower; or

                           (f) JUDGMENTS. One or more judgments or orders for
the payment of money in an aggregate amount of $1,000,000 or more (which $1,000,000 amount may not be deemed a material amount) shall be rendered against the Borrower or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Borrower or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty, and either (i) such judgment or order shall have remained unsatisfied and the Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                           (g) ERISA. The occurrence of a Reportable Event that
results in or could result in liability of the Borrower or any Subsidiary of the Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Borrower, its Subsidiary of the Borrower or any of their ERISA Affiliates, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Borrower, its Subsidiary or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Borrower, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; or

                           (h) INSOLVENCY, ETC. The Borrower or any of its
Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Borrower or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Borrower or such Subsidiary and is being contested by the Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                           (i) SECURITY DOCUMENTS. Any event of default
described in any Guaranty shall have occurred and be continuing, or any material provision of any Guaranty shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Administrative Agent the benefits purported to be created thereby; or

                           (j) CHANGE OF CONTROL. The Borrower shall experience
a Change of Control. For purposes of this Section 6.1(k), a "Change of Control" shall occur if during any twelve-month period any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the voting shares of the Borrower.

                 6.2 REMEDIES. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, upon being directed to do so by the Required Lenders, shall by notice to the Borrower (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or any one or both of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, PROVIDED that in the case of any event or condition described in Section 6.1(h) with respect to the Borrower or any Subsidiary, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                           (b) The Administrative Agent, upon being directed to
do so by the Required Lenders, shall, in addition to the remedies provided in
Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement, any Note or any Guaranty or under applicable law, in any manner deemed appropriate by the Administrative Agent, with consent of the Required Lenders, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in any Note or Guaranty, or in aid of the exercise of any power granted in this Agreement, any Note or any Guaranty.

                           (c) Upon the occurrence and during the continuance of
any Event of Default, each Lender may at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower) set off and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Administrative Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Borrower hereby grants to the Lenders and the Administrative Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrower under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                  ARTICLE VII.

                             THE AGENT AND THE BANKS
                             -----------------------

                 7.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes and the Guaranties as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

                 7.2 ADMINISTRATIVE AGENT AND AFFILIATES. First Chicago in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent. First Chicago and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary of the Borrower as if it were not acting as Administrative Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

                 7.3 SCOPE OF ADMINISTRATIVE AGENT'S AND DOCUMENTATION AGENT'S DUTIES. Neither the Administrative Agent nor the Documentation Agent shall have any duties or responsibilities except those expressly set forth herein, and neither the Administrative Agent nor the Documentation Agent shall, by reason of this Agreement, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Administrative Agent or the Documentation Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Guaranty), neither the Administrative Agent nor the Documentation Agent shall be required to exercise any discretion or take any action, but the Administrative Agent and the Documentation Agent, as the case may be, shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Administrative Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders, which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Documentation Agent shall not be required to act or omit to act if, in the judgment of the Administrative Agent or the Documentation Agent, as the case may be, such action or omission may expose the Administrative Agent or the Documentation Agent to personal liability or is contrary to this Agreement, the Notes, any Guaranty, or applicable law.

                 7.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Administrative Agent may treat the payee of any Note as the holder thereof unless and until the Administrative Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee, and the Administrative Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Administrative Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 7.5 DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give written notice thereof to the Lenders.

                 7.6 LIABILITY OF ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. Neither the Administrative Agent, the Documentation Agent nor any of their respective directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent, the Documentation Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, any Note, any Guaranty, or any collateral subject thereto, or any other instrument or document furnished in connection herewith.

                 7.7 NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Guarantor of this Agreement, the Notes, any Guaranty, or any other documents referred to or provided for herein, or to inspect the properties or books of the Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.

                 7.8 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under this Agreement, PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any amounts owing to the Administrative Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Administrative Agent under this Section shall, in the judgment of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

                 7.9 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign as such at any time upon thirty days' prior written notice to the Borrower and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Borrower and the Administrative Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Administrative Agent's resignation becomes effective, the resigning Administrative Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the resigning Administrative Agent, the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Administrative Agent shall execute and deliver to the Borrower and the Lenders an instrument accepting such appointment and thereupon such successor Administrative Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Administrative Agent hereunder. Upon request of such successor Administrative Agent, the Borrower and the resigning Administrative Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Administrative Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Administrative Agent with respect to any actions taken or omitted to be taken by such Administrative Agent while acting as the Administrative Agent hereunder.

                 7.10 SHARING OF PAYMENTS. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Administrative Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Administrative Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Administrative Agent that if any Lender shall engage in any other transactions with the Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, such Lender shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                 7.11 DOCUMENTATION AGENT. Morgan Guaranty Trust Company of New York has been designated by the Borrower as "Documentation Agent" under this Agreement. Other than its rights and remedies as a Lender hereunder, the Documentation Agent shall have no administrative or other rights or responsibilities.

                                  ARTICLE VIII.

                                  MISCELLANEOUS
                                  -------------

                 8.1 AMENDMENTS, ETC. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and, to the extent any rights or duties of the Administrative Agent may be affected thereby, the Administrative Agent, PROVIDED, HOWEVER, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Administrative Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section, or the provisions of Section 7.10, or the provisions of the first sentence of Section 8.6, or the definition of Required Lenders, or (iii) provide for the release of any Guarantor.

                           (b) Any such amendment, waiver or consent shall be
effective only in the specific instance and for the specific purpose for which given.

                 8.2 NOTICES. (a) All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower, the Administrative Agent, and the Lenders at the respective addresses or numbers for notices set forth on the signature pages hereof, or to such other address or number as may be designated by the Borrower, the Administrative Agent, or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the earlier of (i) the time of actual delivery thereof to such address or number, or (ii) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, if deposited prepaid with a nationally recognized overnight delivery service guaranteeing next day delivery to such address, prior to the deadline for next day delivery, on the Business Day next following such deposit, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, PROVIDED, HOWEVER, that notices to the Administrative Agent shall not be effective until received.

                           (b) Notices by the Borrower to the Administrative
Agent with respect to terminations or reductions of the Commitments pursuant to
Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrower.

                 8.3 NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE. No course of dealing on the part of the Administrative Agent or any Lender, nor any delay or failure on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Administrative Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Administrative Agent or any Lender under this Agreement, any of the Notes, or any Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, any of the Notes, any Guaranty, or by applicable law to the Administrative Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent or any Lender and, unless contrary to the express provisions of this Agreement, the Notes, or any Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

                 8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Borrower or any Guarantor made herein or in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrower or any Guarantor in connection with this Agreement or any Guaranty shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrower set forth in Section 3.6, 3.8 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

                 8.5 EXPENSES. (a) The Borrower agrees to pay, or reimburse the Administrative Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Administrative Agent, including without limitation the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Guaranties, and the consummation of the transactions contemplated hereby, and in connection with advising the Administrative Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes, the Guaranties and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Administrative Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any

Guaranty, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

                           (b) The Borrower hereby indemnifies and agrees to
hold harmless the Lenders and the Administrative Agent, and its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Lenders or the Administrative Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; PROVIDED, HOWEVER, that no Borrower shall be required to indemnify any such Lender and the Administrative Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be.

                           (c) In consideration of the execution and delivery of
this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, each Lender and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                                     (i) any transaction financed or to be
financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                                     (ii) the entering into and performance of
this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders not to fund any Loan);

                                     (iii) any investigation, litigation or
proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of any portion of the stock or assets of any person;

                                     (iv) any investigation, litigation or
proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                                     (v) the presence on or under, or the
escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Borrower, or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the

Indemnified Party on the property of the Borrower conducted subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrower or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                 8.6 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, PROVIDED neither the Borrower nor any Guarantor may, without the prior consent of the Lenders, assign its rights or obligations hereunder, under the Notes or under any Guaranty and the Lenders shall not be obligated to make any Loan hereunder to any entity other than the Borrower.

                           (b) Any Lender may sell to any financial institution
or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Lender's rights and benefits under this Agreement, the Notes and the Guaranties, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrower under
Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Loans to the Borrower hereunder, PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Administrative Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

                           (c) The Administrative Agent from time to time in its
sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Administrative Agent provided under this Agreement, the Notes, any Guaranty or otherwise. In furtherance of such agency, the Administrative Agent may from time to time direct that the Borrower and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Administrative Agent in the same manner as would be required if dealing with the Administrative Agent itself.

                           (d) Each Lender may, with the prior consent of the
Borrower (which consent shall not be unreasonably withheld and may not be withheld if any Event of Default or Default has occurred and is continuing) and the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $5,000,000 thereafter, or such lesser amount as the Borrower and the Administrative Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Lender shall in no event be less than $5,000,000,
(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT F hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Lender may without the consent of the Borrower or the Administrative Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (e) By executing and delivering an Assignment and
Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                           (f) The Administrative Agent shall maintain at its
address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (g) Upon its receipt of an Assignment and Acceptance
executed by an assigning Lender and an assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT F hereto.

                           (h) The Borrower shall not be liable for any costs or
expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

                           (i) The Lenders may, in connection with any
assignment, participation or addition or proposed assignment, participation or addition pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower.

                           (j) In addition, the Borrower and the Administrative
Agent may from time to time designate additional financial institutions (the "Additional Lenders") to be parties to this Agreement and to become a Lender hereunder upon the execution and delivery to the Administrative Agent of an Assumption Agreement in the form of Exhibit G hereto (an "Assumption Agreement"). Any Additional Lender shall become a party to this Agreement and be considered a Lender hereunder for all purposes if (a) it shall execute and deliver to the Administrative Agent an Assumption Agreement, (b) it shall make Loans to the Borrower in the principal amount which bears the same ratio to the amounts of the Loans of the other Lenders then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Lenders, and
(c) a copy of such Assumption Agreement and evidence satisfactory to the Administrative Agent of the making of such Loans shall be furnished to the Lenders. In connection with adding Additional Lenders, the aggregate Total Commitments may be increased to an amount not to exceed $50,000,000 with the consent of the Borrower and the Administrative Agent and without the consent of any Lender.

                           (k) Notwithstanding any other provision set forth in
this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve

System; PROVIDED that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

                 8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 8.8 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrower and each Lender further agrees that any legal action or proceeding with respect to this Agreement, any of the Notes, or any Guaranty, or the transactions contemplated hereby may be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and the Borrower and each Lender hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Borrower or such Lender, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Borrower or such Lender, as the case may be, at their address referred to in Section 8.2. Nothing in this paragraph shall affect the right of the Lenders and the Administrative Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Administrative Agent to bring any such action or proceeding against the Borrower or property in the courts of any other jurisdiction in which property of the Borrower is located. The Borrower and each Lender hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts located or sitting in Illinois.

                 8.9 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                 8.10 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                 8.11 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Borrower and the Administrative Agent and the Lenders, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrower under this Agreement, any of the Notes or any Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Agreement, any of the Notes or any Guaranty in any other jurisdiction.

                 8.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                 8.13 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement, the Notes or any Guaranty, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Guaranty at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal and all other obligations of the Borrower to the Lenders have been paid in full.

                 8.14 INDEBTEDNESS UNDER EXISTING CREDIT AGREEMENT. This Agreement and the Loans made pursuant to Article II are in substitution for the Existing Credit Agreement and the loans made under the Existing Credit Agreement, and the Notes delivered to the Lenders hereunder are delivered in exchange and in substitution for the notes issued pursuant to the Existing Credit Agreement. The commitments under the Existing Credit Agreement are superseded and replaced by the Commitments hereunder. The initials Loans hereunder shall be used to pay all Indebtedness owing under the notes issued pursuant to the Existing Credit Agreement.

                 8.15 WAIVER OF JURY TRIAL. The Lenders, the Administrative Agent and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. None of the Lenders, the Administrative Agent or the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the Lenders, the Administrative Agent or the Borrower except by a written instrument executed by all of them.

                [The rest of this page intentionally left blank.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the ___ day of April, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

Address for Notices:                            NATIONAL AUTO CREDIT, INC.

National Auto Credit                            By:
30000 Aurora Road                                  -----------------------------
Solon, Ohio 44139                               Its:
Attention:  General Counsel                         ----------------------------
Telephone No. (216) 349-1000
Facsimile No. (216) 349-0442
Facsimile Confirmation
  Number:  (216) 349-1000                       And:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Administrative Agent and as a
                                            Lender

The First National Bank of Chicago          By:
One First National Plaza, Suite 0084           ---------------------------------
Chicago, Illinois 60670                     Its:
Attention: Craig Goldsmith                      --------------------------------
Telephone No.: (312) 732-2822
Facsimile No.: (312) 732-6222
Facsimile Confirmation
  Number: (312) 732-2822

Commitment Amount:
$10,000,000

Percentage of Total Commitments: 25.641%

                                             MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, as
                                             Documentation Agent and as a Lender

60 Wall Street                               By:
New York, New York 10260                        --------------------------------
Attention:________________                   Its:
Telephone No.: (212) ___-____                    -------------------------------
Facsimile No.: (212) ____-____
Facsimile Confirmation
  Number: (212) ___-______

Commitment Amount:
$9,000,000

Percentage of Total Commitments: 23.077%

                                                THE BANK OF NEW YORK

The Bank of New York                            By:
One Wall Street, 22nd Floor                        -----------------------------
New York, New York 10286                        Its:
Attention:    ________________                      ----------------------------
Telephone No.: (212) ___-____
Facsimile No.: (212) ___-____
Facsimile Confirmation
  Number: (212) ___-____

Commitment Amount:
$8,000,000

Percentage of Total Commitments: 20.513%

                                                FIRST UNION NATIONAL BANK OF
                                                NORTH CAROLINA

One First Union Center                          By:
Charlotte, North Carolina 28207                    -----------------------------
Attention: Mary J. Amatore                      Its:
Telephone No.: (704) 374-2641                       ----------------------------
Facsimile No.: (704) 374-2802
Facsimile Confirmation
  Number: (704) 374-4426

Commitment Amount:
$8,000,000

Percentage of Total Commitments: 20.513%

                                                THE HUNTINGTON NATIONAL BANK

912 Euclid Avenue                               By:
Cleveland, Ohio                                    -----------------------------
Attention: Christine Gencer                     Its:
Telephone No.: (216) 515-6090                       ----------------------------
Facsimile No.: (216) 515-6082
Facsimile Confirmation
  Number: (216) 515-6090

Commitment Amount:
$4,000,000

Percentage of Total Commitments: 10.256%

Total Commitments
$39,000,000

                                    EXHIBIT A

                               GUARANTY AGREEMENT
                               ------------------

                               (________________)



                  THIS GUARANTY AGREEMENT, dated as of April ___, 1997 (this "Guaranty"), is made by ____________________, a ________ corporation (the
"Guarantor"), in favor of the lenders which are from time to time parties to the Credit Agreement hereinafter defined (collectively the "Lenders" and each a "Lender") and The First National Bank of Chicago, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement;

                                    RECITALS
                                    --------

                  A. National Auto Credit, Inc., a Delaware corporation (the "Borrower"), has entered into a Short-Term Credit Agreement, dated as of April ___, 1997 (as amended or modified from time to time, the "Credit Agreement"), with the Lenders, Morgan Guaranty Trust Company of New York, as documentation agent for the Lenders under the Credit Agreement, and the Administrative Agent pursuant to which the Lenders may make Loans to the Borrower.

                  B. As a condition to the effectiveness of the obligations of the Lenders under the Credit Agreement, the Guarantor is required to guarantee, among other things, the obligations of the Borrower in respect of the Loans and other obligations of the Borrower under the Notes and the Credit Agreement.

                  C. The Guarantor has reviewed the Credit Agreement, the Notes, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrower in connection therewith (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being herein collectively referred to as the "Operative Documents"), and the Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

                  For valuable consideration, the receipt of which is hereby acknowledged and as further consideration, and as an inducement to the Lenders and the Administrative Agent to maintain the credit facilities established by the Operative Documents, the Guarantor agrees with the Lenders and the Administrative Agent as follows:

                  1. GUARANTEE OF OBLIGATIONS. (a) The Guarantor hereby (i) guarantees to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including without limitation interest which, but for the filing of a bankruptcy petition, would have accrued on the principal amount of the Guaranteed Obligations hereinafter defined) on the Loans, when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Notes and the

Credit Agreement, and any and all other amounts which may be payable by the Borrower to the Lenders, or any one or more of them, in connection with or pursuant to any of the Operative Documents, including without limitation default interest, indemnification payments and all costs and expenses incurred by any Lender or the Administrative Agent in connection with enforcing any obligations of the Borrower thereunder, including without limitation the reasonable fees and disbursements of counsel, including without limitation counsel who are employees of any Lender or the Administrative Agent, and (ii) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by the Lenders or the Administrative Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel, including without limitation counsel who are employees of any Lender or the Administrative Agent (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                           (a) If for any reason any amount payable under or in
connection with any Operative Document shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith each such amount to the Lenders and the Administrative Agent regardless of any defense or setoff or counterclaim which the Borrower may have or assert, and regardless of any other condition or contingency.

                           (b) The date and amount of the Loans and of each
payment of principal and interest thereon and other amounts received, and the aggregate amount thereof shown upon the books and records of the respective Lenders or the Administrative Agent or upon the schedules attached to the Notes, and in any certificate delivered by any Lender or the Administrative Agent to the Guarantor in respect thereof, shall be prima facie evidence of the amount due, owing and unpaid on the Loans. The failure to record any such information on such books and records or upon such schedule shall not, however, limit or otherwise affect the obligations of the Borrower to repay the amount of the Loans together with accrued interest thereon or the obligations of the Guarantor hereunder with respect thereto.

                  2. NATURE OF GUARANTY. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Administrative Agent and is not contingent upon the pursuit by the Lenders or the Administrative Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantor.

                  3. WAIVERS AND OTHER AGREEMENTS. The Guarantor hereby unconditionally (a) waives any requirement that the Lenders or the Administrative Agent, in the event of any default by the Borrower, first make demand upon, or seek to enforce remedies against, the Borrower before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrower contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard


                               GUARANTY AGREEMENT
                               ------------------
to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Borrower thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrower under or in connection with, any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrower which may be required to be returned to the Borrower, or to its representative or to a trustee, custodian or receiver for the Borrower.

                  4. OBLIGATIONS ABSOLUTE. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans, or any of the Operative Documents, or (b) any waiver by the Lenders or the Administrative Agent, or by any other person, of the performance or observance by the Borrower of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or
(c) any indulgence in or the extension of the time for payment by the Borrower of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Borrower of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, whether occurring once or more than once, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Borrower set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of the Credit Agreement or the Notes being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (f) the release of any security, if any, for the obligations of the Borrower under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of the Borrower or the Guarantor with any other person, or (h) the release or discharge of the Borrower or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the Operative Documents by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

                  5. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of the Guarantor, or of any agreement, judgment, injunction, order, decree or other


                               GUARANTY AGREEMENT
                               ------------------
instrument binding upon the Guarantor or its property; (b) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought; and (c) as of the date hereof (both before and after the execution and delivery of this Guaranty), each of the following is true and correct for the Guarantor: (i) the fair saleable value and the fair valuation of the Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) the Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) the Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due.

                  6. AMENDMENTS, ETC. This Guaranty may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights or duties of the Administrative Agent may be affected, the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  7. NOTICES. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Guarantor at the address or number for notices set forth under its name on the signature page hereof, and to the Lenders and the Administrative Agent at their respective addresses or numbers for notice set forth in the Credit Agreement, or to such other address or number as may be designated by the Guarantor, the Administrative Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the earlier of (i) the time of actual delivery thereof to such address or number, or (ii) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, if deposited prepaid with a nationally recognized overnight delivery service guaranteeing next day delivery to such address, prior to the deadline for next day delivery, on the Business Day next following such deposit, or if sent by telecopy, upon receipt of confirmation of delivery to such number by customary means.

                  8. CONDUCT NO WAIVER; REMEDIES CUMULATIVE. The obligations of the Guarantor under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Lender or the Administrative Agent, nor any delay or failure on the part of any Lender or the Administrative Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the rights


                               GUARANTY AGREEMENT
                               ------------------
and remedies of any of the Lenders or the Administrative Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lenders or the Administrative Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders or the Administrative Agent may be exercised from time to time and as often as may be deemed expedient by them.

                  9. RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any Lender or the Administrative Agent or on its behalf.

                  10. SUCCESSORS AND ASSIGNS. The rights and remedies of the Lenders and the Administrative Agent hereunder shall inure to the benefit of the Lenders and the Administrative Agent and their respective successors and assigns, and the duties and obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns.

                  11. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts to be made and to be performed entirely with such State. The Guarantor further agrees that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Illinois, or any court of the United States of America sitting in Illinois, and the Guarantor hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property.

                  12. DEFINITIONS; HEADINGS. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                  13. INTEGRATION; SEVERABILITY; ENFORCEABILITY. This Guaranty embodies the entire agreement and understanding among the Guarantor, the Lenders and the Administrative Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of the Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid,


                               GUARANTY AGREEMENT
                               ------------------
unenforceable or avoidable, the remaining portion of the obligations of the Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligation of the Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of the Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to the Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of the Guarantor over the amount of all liabilities of the Guarantor, contingent or otherwise, and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

                  14. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against the Company or the Guarantor for liquidation or reorganization, in the event the Borrower or the Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of the Borrower's or the Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender , whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  15. SUBROGATION AND CONTRIBUTION. If the Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall have the rights of contribution set forth below against all other Guarantors (as the term "Guarantors" is defined in the Credit Agreement, which includes all current Guarantors of the Guaranteed Obligations and any person at any time becoming a Guarantor of the Guaranteed Obligations), and the Guarantor agrees that all other Guarantors shall have the rights of contribution against it set forth below; PROVIDED that the Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all of the Guaranteed Obligations shall have been paid in full in immediately available funds and such payment is not subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated. If the Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared among the

                               GUARANTY AGREEMENT
                               ------------------

Guarantors pro rata in proportion to their respective Payment Shares. If the Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Guaranty, the Guarantor shall have no right of subrogation or contribution whatsoever, whether arising under this Guaranty or otherwise, and no liability or obligation shall accrue pursuant to any such rights or shall be paid or shall be deemed owing until all of the Guaranteed Obligations shall be paid in full in immediately available funds and not be subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated, and upon any enforcement of this Guaranty all present and future indebtedness, obligations and liabilities of the Company to the Guarantor shall be fully junior and subordinate in right and priority of payment to the Guaranteed Obligations.

                  For purposes of this Guaranty, the "Payment Share" of the Guarantor and of each of the other Guarantors, respectively, shall be the sum of
(a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to all of the Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Guarantors, determined for each Guarantor on the respective effective date of the Guaranty signed by such Guarantor.


                               GUARANTY AGREEMENT
                               ------------------

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, delivered, and effective, as of the ______ day of April, 1997, which shall be deemed the effective date of this Guaranty.

                                         ----------------------------

                                         By:
                                             ----------------------------------
                                           Its:
                                               --------------------------------

                                         ADDRESS FOR NOTICES:

                                         3000 Aurora Road
                                         Solon, Ohio 44139
                                         Attention:________________
                                         Telephone No.:(216) 349-1000
                                         Facsimile No.: (216) 349-0442
                                         Facsimile Confirmation
                                         Number: (216) 349-1000





                               GUARANTY AGREEMENT
                               ------------------

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE
                              ---------------------

$__________                                                     April ____, 1997




                  FOR VALUE RECEIVED, NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _____ Million Dollars ($__________), or such lesser amount as is recorded in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

                  The Lender is hereby authorized by the Borrower to record on its books and records, the date, amount and type of each Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such books and records, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that any failure by the Lender to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

                  The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

                  This Note evidences one or more Revolving Credit Loans made under a Short-Term Credit Agreement, dated as of April ____, 1997 (the "Credit Agreement"), by and among the Borrower, the lenders (including the Lender) named therein, The First National Bank of Chicago, as administrative agent for the lenders, and Morgan Guaranty Trust Company of New York, as documentation agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the Guaranties securing this Note. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

                  This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                             NATIONAL AUTO CREDIT, INC.

                                             By:
                                                ------------------------------

                                                 Its:
                                                     ---------------------------

                                             And:
                                                 -----------------------------
                                                 Its:
                                                     ---------------------------






                             REVOLVING CREDIT NOTE
                             ---------------------

                                    EXHIBIT C

                                EXTENSION LETTER
                                ----------------

           The First National Bank of Chicago, as Administrative Agent

                            One First National Plaza

                             Chicago, Illinois 60670

                               ____________, 199__

National Auto Credit, Inc.
30000 Aurora Road
Solon, Ohio 44139

         Re: Short-Term Credit Agreement dated as of April ____, 1997 among National Auto Credit, Inc. (the "Borrower"), the lenders which are signatories thereto (the "Lenders"), The First National Bank of Chicago, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, (the "Credit Agreement")

Ladies and Gentlemen:

         You have requested a modification to clause (a)(i) of the definition of "Termination Date" contained in Section 1.1 of the Credit Agreement. The parties hereto agree that the definition of Termination Date shall be modified by deleting the reference in clause (a)(i) therein to "[insert existing Termination Date]" and inserting "[insert a date 364 days after existing Termination Date]" in place thereof.

         The Borrower and each Guarantor agree that the Credit Agreement and the other Loan Documents executed by the Borrower or the Guarantors in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. This letter may be executed in any number of counterparts and telecopied signatures shall be valid and enforceable. This letter shall be effective upon receipt by the Agent of counterparts hereof duly executed by the Borrower, each Guarantor and each Lender. All capitalized words used in this Agreement shall have the meanings ascribed to them in the Credit Agreement.

National Auto Credit, Inc.
Page 2


                                 THE FIRST NATIONAL BANK OF CHICAGO,  as
                                 Administrative  Agent and as a Lender

                                 By:
                                     ---------------------------------------
                                     Its:
                                         -----------------------------------

                                 MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK, as Documentation Agent and as a Lender

                                 By:
                                     ---------------------------------------
                                     Its:
                                         -----------------------------------

                                 THE BANK OF NEW YORK

                                 By:
                                     ---------------------------------------
                                     Its:
                                         -----------------------------------

                                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                 By:
                                     ---------------------------------------
                                     Its:
                                         -----------------------------------

                                 THE HUNTINGTON NATIONAL BANK

                                 By:
                                     ---------------------------------------
                                     Its:
                                         -----------------------------------

National Auto Credit, Inc.
Page 3


Agreed and Accepted:

NATIONAL AUTO CREDIT, INC.

By:
    ------------------------------
    Its:
        --------------------------
And:
     -----------------------------
    Its:
        --------------------------

NAC, INC.

By:
    ------------------------------
    Its:
        --------------------------

NAC INVESTMENT CO.

By:
    ------------------------------
    Its:
        --------------------------

                                    EXHIBIT D

                                REQUEST FOR LOAN
                                ----------------

The First National Bank of Chicago,
   as Administrative Agent for the Lenders
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________

                  National Auto Credit, Inc., a Delaware corporation (the "Borrower") hereby requests an Advance pursuant to Section 2.4 of the Short-Term Credit Agreement, dated as of April ___, 1997 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders referenced therein, Morgan Guaranty Trust Company of New York, as Documentation Agent, and you, as Administrative Agent for the Lenders.

                  A Loan is requested to be made in the amount of $_________, to be made on ____________, 199_ and evidenced by the Borrower's Notes. Such Loan shall be a [insert Eurodollar Rate Loan or Floating Rate Loan] and the initial Eurodollar Interest Period, if such requested Loan is a Eurodollar Rate Loan, shall be [insert permitted Eurodollar Interest Period].

                  In support of this request, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

                  1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is made and such Loan shall not cause an Event of Default or Default.

Acceptance of the proceeds of such Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                    NATIONAL AUTO CREDIT, INC.

                                    By:
                                        -------------------------------------

                                    Its:
                                        -------------------------------------



Dated: ________________, 199_


                                REQUEST FOR LOAN
                                ----------------

                                    EXHIBIT E

                           REQUEST FOR CONTINUATION OR
                           ---------------------------
                               CONVERSION OF LOAN
                               ------------------



                                     [Date]



The First National Bank of Chicago,
  as Administrative Agent for the Lenders
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________


                  National Auto Credit, Inc., a Delaware corporation (the "Borrower"), hereby requests that $____________ of the principal amount of the Loan originally made on ____________, 19__, which Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on ______________, 19__. If such Loan is requested to be converted to a Eurodollar Rate Loan, the Borrower hereby elects a Eurodollar Interest Period for such Loan of [insert permitted Eurodollar Interest Period].

                  In support of this request, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

                  1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued[converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

                                    EXHIBIT F

                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------



                  Reference is made to the Short-Term Credit Agreement dated as of April ___, 1997 (the "Credit Agreement") among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the lenders named therein (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as administrative agent for the Lenders (the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                  1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Advances owing to the Assignee will be as set forth on
Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                   [ASSIGNOR]


                                   BY:
                                       ------------------------------------

                                     ITS:
                                         ----------------------------------



                                   [ASSIGNEE]

                                   -----------------------------------------


                                   BY:
                                       ------------------------------------

                                     ITS:
                                         ----------------------------------





                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------

                                    EXHIBIT G

                              ASSUMPTION AGREEMENT
                              --------------------



         Reference is made to the Short-Term Credit Agreement dated as of April ____, 1997 (as now or hereafter amended or modified from time to time, the "Credit Agreement") among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders named therein (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as administrative agent for the Lenders (the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.


         1. __________________, a _____________________ ("New Lender") has
decided to become a Lender under the Credit Agreement, with its Commitments, Percentage of Total Commitments and address for notice as described next to its signature below. The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the New Lender is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the New Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the New Lender under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         1. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent and Borrower for acceptance by the Administrative Agent and the Borrower and recording by the Administrative Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and the Borrower.

         2. Upon such acceptance by the Administrative Agent and the Borrower and recording by the Administrative Agent, as of the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this Assumption Agreement, have the rights and obligations of a Lender thereunder. On the Effective Date, the New Lender shall, in fulfillment of its obligations as a Lender under the Credit Agreement, fund its share of outstanding Loans in accordance with its

Percentage of Total Commitment by making available such amount to the Administrative Agent in immediately available funds at the principal office of the Administrative Agent. The Administrative Agent shall promptly adjust the balance of outstanding Advances owing to each Lender in accordance with each Lender's new Percentage of Total Commitment and promptly remit to each Lender any repayment due such Lender as a result of such adjustment. In the event any Eurodollar Rate Loans are outstanding on the Effective Date and the repayment of such Eurodollar Rate Loans prior to the last day of the applicable Eurodollar Interest Period would result in costs and expenses to any Lender as described in
Section 3.8 of the Credit Agreement, the New Lender shall purchase a participation interest in any outstanding Eurodollar Rate Loans from each Lender which would suffer such costs and expenses. The amount of the participation interest purchased by the New Lender from any Lender under this paragraph shall be equal to the amount of the repayment such Lender would have received with respect to such Eurodollar Rate Loan as a result of the adjustment described in this paragraph.

         3. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         4. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5. Upon acceptance and recording by the Administrative Agent, the Administrative Agent shall notify each Lender and the Borrower of the Percentage of Total Commitments of each Lender, which shall be binding on all parties.

         IN WITNESS WHEREOF, the New Lender has caused this Assumption Agreement to be executed by its officer thereunto duly authorized as of the date specified thereon.


__________________________            [NEW LENDER]
__________________________
__________________________

Attention: ___________________        By:
Facsimile No. (___) ___-____              ---------------------------------
                                         Its:
                                             ------------------------------

Commitment Amount $___________

Percentage of Total Commitments: ___%

                                      Accepted and Agreed:


                                      THE FIRST NATIONAL BANK OF CHICAGO, as
                Administrative Agent


                                       By:
                                          ---------------------------------
                                          Its:
                                               ----------------------------

                                       NATIONAL AUTO CREDIT, INC.


                                       By:
                                          ---------------------------------
                                          Its:
                                               ----------------------------

                           LONG-TERM CREDIT AGREEMENT
                           --------------------------


                  THIS LONG-TERM CREDIT AGREEMENT, dated as of April __, 1997 (this "Agreement"), is by and among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").


                                  INTRODUCTION
                                  ------------


                  The Borrower desires to obtain a three-year revolving credit facility, including loans and letters of credit, in the aggregate principal amount of $58,500,000, in order to provide funds for its general corporate purposes and the Lenders are willing to establish such credit facility in favor of the Borrower on the terms and conditions herein set forth.

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------


                  1.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

                  "ADVANCE" shall mean any Loan and any Letter of Credit
Advance.

                  "AFFILIATE", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing provisions of this definition, the term "Affiliate" shall not include Sam J. Frankino, Chairman of the Board and majority shareholder of the Borrower.

                  "ALTERNATE BASE RATE" shall mean, for any day, the rate of interest that is equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

                  "APPLICABLE MARGIN" shall mean the following margin based upon the Leverage Ratio as adjusted on the first Business Day immediately following the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Lenders and shall remain in effect until the next change to be effected pursuant to this definition, based upon such ratio for the four consecutive fiscal quarters immediately preceding such date; PROVIDED, THAT, the Eurodollar Rate shall not be adjusted pursuant to the Applicable Margin for any outstanding Eurodollar Rate Loan until after the end of the Eurodollar Interest Period for such Eurodollar Rate Loan:

                                APPLICABLE MARGIN
                                -----------------


--------------------------------------------------------------------------------
Leverage Ratio   Floating       Eurodollar       Letter of
                 Rate           Rate Loan        Credit Fee       Facility Fee
                 Loan
--------------------------------------------------------------------------------
I. Less than     0.00%          0.475%           0.475%           0.15%
or equal to
0.15:1.0
--------------------------------------------------------------------------------
II. Greater      0.00%          0.525%           0.525%           0.175%
than
0.15:1.0 but
less than or
equal to
0.30:1.0
--------------------------------------------------------------------------------
III. Greater     0.05%          0.60%            0.60%            0.25%
than 0.30:1.0
but less than
or equal to
0.40:1.0
--------------------------------------------------------------------------------
IV. Greater      0.10%          0.70%            0.70%            0.30%
than 0.40:1.0
--------------------------------------------------------------------------------


; PROVIDED, HOWEVER, that, if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the Applicable Margin shall be as set forth in Level IV.

                  "BID-OPTION AUCTION" shall mean a solicitation of Bid-Option Quotes setting forth Bid-Option Rates pursuant to Section 2.2(b).

                  "BID-OPTION INTEREST PERIOD" shall mean with respect to each Bid-Option Borrowing, the period commencing on the date of such Borrowing and ending on the date elected by the Borrower in the applicable Bid-Option Quote Request, which date shall be not less than 30 days but not more than 180 days after the date of such Bid-Option Loan; PROVIDED that:

                            (i) any such Interest Period that would otherwise
                  end on a day that is not a Business Day shall be extended to the next succeeding Business day; and

                            (ii) no such Interest Period that would end after
                  the Termination Date shall be permitted.

                  "BID-OPTION LOAN" shall mean a Loan which is made by a Lender pursuant to a Bid-Option Auction.

                  "BID-OPTION NOTE" shall mean a promissory note of the Borrower in substantially the form of Exhibit A hereto evidencing the obligation of the Borrower to repay Bid-Option Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "BID-OPTION PERCENTAGE" shall mean, with respect to any Lender, the percentage of the aggregate outstanding principal amount of the Bid-Option Loans of all the Lenders represented by the outstanding principal amount of the Bid-Option Loans of such Lender.

                  "BID-OPTION QUOTE" shall mean an offer by a Lender to make a Bid-Option Loan in accordance with Section 2.2(d).

                  "BID-OPTION QUOTE REQUEST" shall have the meaning ascribed thereto in Section 2.2(b).

                  "BID-OPTION RATE" shall mean, with respect to any Bid-Option Loan, the Bid-Option Rate, as defined in Section 2.2(d)(ii)(D), that is offered for such Loan.

                 "BORROWING" shall mean the aggregation of Advances of the Lenders to be made to the Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date (and with respect to Fixed Rate Loans, for a single Interest Period), which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans.

                 "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks generally are not open in Chicago or New York for the conduct of substantially all of their commercial lending activities.

                 "CAPITAL LEASE" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                 "COMMITMENTS" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to participate in Letter of Credit Advances made through the Administrative Agent pursuant to
Section 2.1(b), in amounts not exceeding in aggregate principal amount outstanding at any time the commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof or as subsequently set forth in any Assignment and Acceptance or Assumption Agreement, as such amounts may be reduced or modified from time to time pursuant to Section 2.3(a) or
Section 8.6; provided, that the Total Commitments may not exceed $75,000,000.

                 "CONSOLIDATED" or "CONSOLIDATED" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                 "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                            (a) the income (or loss) of any Person accrued prior
                  to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition;

                            (b) the income (or loss) of any Person (other than a
                  Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions;

                            (c) the undistributed earnings of any Subsidiary to
                  the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                            (d) any restoration to income of any contingency
                  reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                            (e) any aggregate net gain (but not any aggregate
                  net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities);

                            (f) any gains resulting from any write-up of any
                  assets (but not any loss resulting from any write-down of any assets);

                            (g) any net gain from the collection of the proceeds
                  of life insurance policies;

                            (h)any gain arising from the acquisition of any
                  Security, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary;

                            (i) any net income or gain (but not any net loss)
                  during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or
                  (iv) any discontinued operations or the disposition thereof;

                            (j) any deferred credit representing the excess of
                  equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

                            (k) in the case of a successor to the Borrower by
                  consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

                            (l) any portion of such net income that cannot be
                  freely converted into Dollars.

                 "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "CONTROLLED GROUP" shall mean a person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such person, are treated as a single employer generally under Section 414(b) or 414(c) of the Code.

                 "CORPORATE BASE RATE" shall mean a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

                 "CUMULATIVE NET INCOME" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing on February 1, 1997 through the end of the most recently completed fiscal quarter of such person (but without reduction for any net loss incurred for any fiscal quarter during such period), taken as one accounting period, all as determined in accordance with Generally Accepted Accounting Principles.

                 "DEFAULT" shall mean any of the events or conditions described in Section 6.1 which might become an Event of Default with notice or lapse of time or both.

                 "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

                 (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                 (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

                 "DOLLARS" and "$" shall mean the lawful money of the United States of America.

                 "EFFECTIVE DATE" shall mean the effective date specified in the final paragraph of this Agreement.

                 "ELIGIBLE NET INSTALLMENT RECEIVABLES" of any person shall mean installment notes receivable, net of unearned income, of such person minus those receivables, net of unearned income, of such person which are: (i) more than 120 days contractually past due; (ii) the subject of any foreclosure proceedings;
(iii) held for repossession or resale by such person; (iv) non-accruing accounts; (v) the amount of installment notes receivable included in or subject to any Receivables Program; or (vi) otherwise reasonably deemed ineligible by the Required Lenders.

                 "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                 "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                 "EURODOLLAR BUSINESS DAY" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or, if available to all Lenders, four or five months thereafter, or, on a one-time only basis in connection with the initial Eurodollar Rate Borrowing made on or about the Effective Date, 30 or a lesser number of days thereafter acceptable to the Lenders, as the Borrower may elect under Section 2.5 or 2.8, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, or, if available to all Lenders, four or five months thereafter, as the Borrower may elect under Section 2.5 or 2.8, PROVIDED, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

                 "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                           (a) the Applicable Margin,

                           (b) the rate per annum obtained by dividing (i) the
per annum rate determined by the Administrative Agent to be the rate at which First Chicago offers to place deposits in the London interbank market, at approximately 11:00 a.m. London time, on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-sixteenth of one percent (1/16 of 1%).

                 "EURODOLLAR RATE LOAN" shall mean any Loan which bears interest at the Eurodollar Rate.

                 "EVENT OF DEFAULT" shall mean any of the events or conditions described in Section 6.1.

                 "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of June 30, 1995, as amended, among the Borrower, certain affiliates of the Borrower, the banks named therein and NBD Bank, as agent.

                 "FAIR MARKET VALUE" means at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                 "FEDERAL FUNDS RATE" shall mean the per annum rate that is equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. Chicago time on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion, all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

                 "FIRST CHICAGO" shall mean The First National Bank of Chicago in its individual capacity, and its successors.

                 "FIXED CHARGES" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period. For purposes of this definition, "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles: (a) all interest in respect of Indebtedness of the Borrower and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Operating Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Operating Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Operating Net Income for such period. For purposes of this definition, "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Borrower or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental ) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12 month period, shall be the amount estimated by a chief financial officer, controller or treasurer of the Borrower on a reasonable basis and in good faith.

                 "FIXED RATE LOAN" shall mean any Eurodollar Rate Loan or Bid-Option Loan.

                 "FLOATING RATE" shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate in effect from time to time, which Floating Rate shall change simultaneously with any change in such Alternate Base Rate.

                 "FLOATING RATE LOAN" shall mean any Loan which bears interest at the Floating Rate.

                 "FUNDED INDEBTEDNESS" of any person shall mean, as of any date, all Indebtedness of such person, other than Subordinated Indebtedness.

                 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean Generally Accepted Accounting Principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                 "GUARANTY" shall mean any Guaranty entered into by any Guarantor for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

                 "GUARANTORS" shall mean NAC, Inc., NAC Investment Co. and any other person entering into a Guaranty from time to time.

                 "HAZARDOUS MATERIALS" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                 "INDEBTEDNESS" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any plan of such person or of any member of a Controlled Group of which such person is a member, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                 "INTEREST PAYMENT DATE" shall mean (a) with respect to any Fixed Rate Loan, the last day of each Interest Period with respect to such Fixed Rate Loan, and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each January, April, July and October occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                 "INTEREST PERIOD" shall mean any Eurodollar Interest Period or Bid-Option Interest Period.

                 "INVESTMENT" means any investment, made in cash or by delivery of property, by the Borrower or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) or in any property.

                  "INVITATION FOR BID-OPTION QUOTES" shall mean an invitation for Bid-Option Quotes in the form referred to in Section 2.2(c).

                  "LENDER OBLIGATIONS" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct or indirect, contingent or otherwise, of the Borrower to the Administrative Agent or any Lender pursuant to the Loan Documents.

                  "LETTER OF CREDIT" shall mean a standby letter of credit having a stated expiry date not later than the fifth Business Day before the Termination Date, issued by the Administrative Agent on behalf of the Lenders for the account of the Borrower under an application and related documentation acceptable to the Administrative Agent requiring, among other things, immediate reimbursement by the Borrower to the Administrative Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Administrative Agent relative thereto.

                  "LETTER OF CREDIT ADVANCE" shall mean any issuance of a Letter of Credit under Section 2.5 made pursuant to Section 2.1 in which each Lender acquires a pro rata risk participation (based on such Lender's Commitment) pursuant to Section 2.5(e).

                  "LETTER OF CREDIT DOCUMENTS" shall have the meaning set forth in Section 3.3(b)(i).

                  "LEVERAGE RATIO" of any person shall mean the ratio of (a) Funded Indebtedness of such person to (b) Eligible Net Installment Receivables of such person.

                  "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                 "LOAN" shall mean any Revolving Credit Loan, any Swing Line Loan and any Bid-Option Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Fixed Rate Loan and such Floating Rate Loans and Fixed Rate Loans are referred to herein as "types" of Loans.

                 "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Guaranties and any other agreement, instrument or document executed at any time in connection with this Agreement.

                 "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                 "NET CASH PROCEEDS" shall mean without duplication in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                 "NET INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges during such period and
(b) taxes imposed on or measured by income or excess profits of the Borrower and its Subsidiaries during such period.

                 "NOTES" shall mean the Bid-Option Notes and the Revolving Credit Notes; "NOTE" shall mean any Bid-Option Note or any Revolving Credit Note.

                 "NOTICE OF BID-OPTION LOAN" shall have the meaning set forth in
Section 2.2(f).

                 "OVERDUE RATE" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "PERCENTAGE OF TOTAL COMMITMENTS" shall mean, with respect to each Lender, the amount set forth in the signature page next to the name of such Lender or as subsequently set forth in any Assignment and Acceptance or Assumption Agreement.

                 "PERMITTED LIENS" shall mean Liens permitted by Section 5.2(e) hereof.

                 "PERSON" or "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                 "PLAN" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                 "PRIVATE PLACEMENT DEBT" shall mean the debt issued by the Borrower pursuant to the Private Placement Debt Documents in an aggregate principal amount not to exceed Forty-Five Million Dollars ($45,000,000).

                 "PRIVATE PLACEMENT DEBT DOCUMENTS" shall mean that certain National Auto Credit, Inc. Note Purchase Agreement dated as of April ___, 1997 (7.66% Senior Notes due April __, 2004), together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

                 "PROHIBITED TRANSACTION" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                 "REPORTABLE EVENT" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                 "REQUIRED BANKS" shall mean Lenders holding not less than sixty-seven percent (67%) of the aggregate Commitments or, if the Commitments have been terminated, Lenders in the aggregate holding not less than sixty-seven percent (67%) of the aggregate unpaid principal amount of the outstanding Advances.

                 "RESTRICTED INVESTMENTS" means all Investments except the following:

                 (a) property to be used in the ordinary course of business of the Borrower and its Subsidiaries;

                 (b) current assets arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries;

                 (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investments becomes a Subsidiary;

                 (d) Investments existing on the date of the Effective Date and disclosed in Schedule 5.2(h);

                 (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                 (f) Investments in certificates of deposit or Eurodollar certificates of deposit (other than Eurodollar certificates of deposit issued in Italy or France) or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                 (g) Investments in commercial paper issued by a corporation organized under the laws of the United States of America or any State thereof rated A-1 by S&P or P-1 by Moody's and maturing not more than 270 days from the date of creation thereof; and

                 (h) Investments in Repurchase Agreements.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

                 (x) the amount at which such Restricted Investment is shown on the books of the Borrower or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                 (y) either

                           (i) in the case of any guaranty of the obligation of
                 any Person, the amount which the Borrower or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Borrower or such Subsidiary of any such payments, or

                           (ii) in the case of any other Restricted Investment,
                 the excess of (x) the greater of (A) the amount originally entered on the books of the Borrower or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Borrower or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

                 "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000 (or $1,000,000,000 in the case of an Acceptable Bank issuing a Eurodollar certificate of deposit), and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                 "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Repurchase Agreement" means any written agreement

                 (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Borrower or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Borrower or such Subsidiary to such Acceptable Bank or acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Borrower or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 30 days after such transfer of funds,

                 (b) in respect of which the Borrower or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                 (c) in connection with which the Borrower or such Subsidiary, or an agent thereof, shall have taken all action, if any, required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                 "RESTRICTED PAYMENTS" means

                 (a) any Distribution in respect of the Borrower or any Subsidiary of the Borrower (other than on account of capital stock or other equity interests of a Subsidiary of the Borrower owned legally and beneficially by the Borrower or another Subsidiary of the Borrower), including, without limitation, any Distribution resulting in the acquisition by the Borrower of Securities which would constitute treasury stock, and

                 (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Indebtedness (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Indebtedness was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.


                 "REVOLVING CREDIT ADVANCE" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

                 "REVOLVING CREDIT LOAN" shall mean any borrowing under Section
2.5 evidenced by the Revolving Credit Note and made pursuant to Section 2.1(a).

                 "REVOLVING CREDIT NOTE" shall mean any promissory note of the Borrower evidencing one or more Revolving Credit Loans, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                 "SECURITY" has the meaning given such term in Section (2)1 of the Securities Act.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                 "SHORT-TERM CREDIT AGREEMENT" shall mean the Short-Term Credit Agreement dated as of the date hereof among the Borrower, the Lenders, the Administrative Agent and the Documentation Agent, as amended, modified, extended, restated or supplemented from time to time.

                 "SUBORDINATED INDEBTEDNESS" of any person shall mean any Indebtedness of such person the payment of which is subordinated to payment of the Lender Obligations to the written satisfaction of the Required Lenders.

                 "SUBSIDIARY" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Borrower.

                 "SWING LINE FACILITY" shall have the meaning specified in
Section 2.1(b).

                  "SWING LINE LOAN" shall mean any borrowing under Section 2.1(b) evidenced by a Swing Line Note.

                  "SWING LINE NOTE" means the promissory note of the Borrower payable to the order of the Administrative Agent, in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "TANGIBLE NET WORTH" of any person shall mean, as of any date, the excess of (a) Total Assets over (b) Total Liabilities, excluding minority interests of such person, mandatory redeemable shares of such person and the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses,
(iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) franchises, licenses and permits, and, (vi) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                 "TERMINATION DATE" shall mean the earlier to occur of (a) April __, 2000 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.3(a) or 6.2.

                 "TOTAL ASSETS" and "TOTAL LIABILITIES" of any person shall mean, as of any date, all obligations which, in accordance with Generally Accepted Accounting Principles, are or should be classified as assets or liabilities, as the case may be, on a balance sheet of such person.

                 "TOTAL CAPITALIZATION" of any person shall mean, as of any date, the sum of (a) Tangible Net Worth of such person plus (b) Indebtedness of such person.

                 "TOTAL COMMITMENTS" shall mean the aggregate amount of Commitments of all Lenders as set forth on the last signature page of this Agreement, as reduced or modified from time to time pursuant to Section 2.3(a) or 8.6, PROVIDED, THAT, the Total Commitments may not exceed $75,000,000.

                 "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with
Section 4001(a)(18) of ERISA.

                 "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation fully guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                 1.2 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms "Administrative Agent", "Lenders", "Borrower" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                   ARTICLE II.

                        THE COMMITMENTS AND THE ADVANCES
                        --------------------------------


                 2.1 COMMITMENT OF THE LENDERS.

                 (a) REVOLVING CREDIT ADVANCES. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower pursuant to Section 2.5 and to participate in Letter of Credit Advances to the Borrower pursuant to Section 2.5, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date any such Advance is made.

                  (b) SWING LINE LOAN. (i) The Borrower may request the Administrative Agent to make, and the Administrative Agent may, in its sole discretion provided that the requirements of Sections 2.6 and 2.7 are complied with by the Borrower at the time of such request, make, Swing Line Loans to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any date the lesser of (A) $5,000,000 (the "Swing Line Facility") and (B) the aggregate of the unused portions of the Commitments of the Lenders as of such date. The Administrative Agent may make Swing Line Loans (provided that the Administrative Agent has received a request in writing from the Borrower no later than 1:00 p.m. Chicago time) on the Business Day on which such Swing Line Loan is requested to be made. Each Swing Line Loan shall be payable on demand and shall bear interest at the Floating Rate. Each Lender's Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Commitment) of each Swing Line Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender. Within the limits of the Swing Line Facility, so long as the Administrative Agent, in its sole discretion, elects to make Swing Line Loans, the Borrower may borrow and reborrow under this Section 2.1(b)(i).

                           (ii) The Administrative Agent may at any time in its
sole and absolute discretion require that any Swing Line Loan be refunded by a Revolving Credit Loan which is a Floating Rate Loan, and upon notice thereof by the Administrative Agent to the Borrower and the Lenders, the Borrower shall be deemed to have requested a Revolving Credit Loan bearing interest at the Floating Rate in an amount equal to the amount of any such Swing Line Loan, and such Revolving Credit Loan shall be made to refund such Swing Line Loan. Each Lender shall be absolutely and unconditionally obligated (except as set forth in the first paragraph of Section 2.1(b)(i)) to fund its pro rata share (based on such Lender's Commitment) of such Revolving Credit Loan and such obligation shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower or any of its Subsidiaries may have against the Administrative Agent, the Borrower or any of its Subsidiaries or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement by the Borrower or any of its Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including the Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                 (c) LIMITATION ON AMOUNT OF ADVANCES. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Advances (including such Lender's pro rata share of any outstanding Swing Line Loans or Letters of Credit) made by any Lender at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, PROVIDED, HOWEVER, that the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $5,000,000.

                 2.2 BID-OPTION LOANS.

                 (a) THE BID-OPTION. From the Effective Date to but excluding the Termination Date, the Borrower may, as set forth in this Section 2.2, request the Lenders to make offers to make Bid-Option Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 2.2; furthermore, each Lender may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Borrower may choose among the Bid-Option Loans if such limitation is imposed; PROVIDED, that the aggregate outstanding principal amount of Bid-Option Loans shall not at any time exceed the excess of (i) the aggregate amount of the Commitments over (ii) the sum of the aggregate outstanding principal amount of Advances.

                 (b) BID-OPTION QUOTE REQUEST. When the Borrower wishes to request offers to make Bid-Option Loans under this Section 2.2, it shall transmit to the Administrative Agent by telex or telecopy a Bid-Option Quote Request substantially in the form of Exhibit E hereto so as to be received no later than 9:00 a.m. Chicago time on the Business Day next preceding the date of the Loan proposed therein specifying:

                     (A) the proposed date of the Bid-Option Loan, which shall be a Business Day;

                     (B) the aggregate amount of such Bid-Option Loan, which shall be a minimum of $3,000,000 or a larger multiple of $500,000; and

                     (C) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

The Borrower may request offers to make Bid-Option Loans for more than one Bid-Option Interest Period in a single Bid-Option Quote Request.

                 (c) INVITATION FOR BID-OPTION QUOTES. Promptly upon receipt of a Bid-Option Quote Request, the Administrative Agent shall send to the Lenders by telecopy (or telephone promptly confirmed by telecopy) an Invitation for Bid-Option Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Lender to submit Bid-Option Quotes offering to make the Bid-Option Loans to which such Bid-Option Quote Request relates in accordance with this Section 2.2.

                 (d) SUBMISSION AND CONTENTS OF BID-OPTION QUOTES. (i) Each Lender may submit a Bid-Option Quote containing an offer or offers to make Bid-Option Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telecopy (or by telephone promptly confirmed by telecopy) at its office referred to in Section 8.2 not later than 1:00 p.m. Chicago time on the Business Day preceding the proposed date of the Borrowing; provided that Bid-Option Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 11:00 a.m. Chicago time on the Business Day preceding the proposed date of such Borrowing. Subject to Article VI, any Bid-Option Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                                    (ii) Each Bid-Option Quote shall be in
substantially the form of Exhibit G hereto, but may be submitted to the Administrative Agent by telephone with prompt confirmation by delivery to the Administrative Agent of such written Bid-Option Quote, and shall in any case specify:

                                            (A) the proposed date of the
Borrowing;

                                            (B) the principal amount of the
Bid-Option Loan for which each such offer is being made, which principal amount
(x) must be in a minimum of $3,000,000 or a larger multiple of $500,000, and (y) may not exceed the principal amount of the Bid-Option Loans for which offers were requested;

                                            (C) the Interest Period(s) for which
each such Bid-Option Rate is offered;

                                            (D) the rate of interest per annum
(rounded to the nearest 1/16 of 1%) (the "Bid-Option Rate") offered for each such Bid-Option Loan;

                                            (E) the identity of the quoting
Lender.

                                    (iii) Any Bid-Option Quote shall be
disregarded if it:

                                            (A) is not substantially in the form
of Exhibit G hereto (or is not submitted by telephone to the Administrative Agent with prompt written confirmation to follow) or does not specify all of the information required by clause (ii) of this subsection (d);

                                            (B) contains qualifying, conditional
or similar language;

                                            (C) proposes terms other than or in
addition to those set forth in the applicable Invitation for Bid-Option Quotes;
or

                                            (D) arrives after the time set forth
in Section 2.2(d)(i);

provided that a Bid-Option Quote shall not be disregarded pursuant to clause (B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to it pursuant to Section 2.2(g) would be unacceptable. The Administrative Agent shall notify the Borrower of any disregarded Bid-Option Quote.

                 (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms of any Bid-Option Quote submitted by a Lender that is in accordance with Section 2.2(d). Any Bid-Option Quote not made in accordance with Section 2.2(d) shall be disregarded by the Administrative Agent. The Administrative Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Bid-Option Loans for which offers have been received for each Bid-Option Interest Period specified in the related Bid-Option Quote Request, and (ii) the respective principal amounts and respective Bid-Option Rates so offered.

                 (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 9:00 a.m. Chicago time on the proposed date of a Borrowing, the Borrower shall notify the Administrative Agent of the Borrower's acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section and the Administrative Agent shall, promptly upon receiving such notice from the Borrower, notify each Lender whose Bid-Option Quote has been accepted. In the case of acceptance, such notice (a "Notice of Bid-Option Loan") shall specify the aggregate principal amount of offers for the applicable Interest Period(s) that have been accepted. The Borrower may accept any Bid-Option Quote in whole or in part; provided that:

                                    (i) the aggregate principal amount of each
Bid-Option Loan may not exceed the applicable amount set forth in the related Bid-Option Quote Request for the applicable Bid-Option Interest Period;

                                    (ii) the principal amount of each Bid-Option
Loan must be $3,000,000 or a larger multiple of $500,000;

                                    (iii) acceptance of offers may only be made
on the basis of ascending Bid-Option Rates; and

                                    (iv) the Borrower may not accept any offer
that is described in Section 2.2(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Bid-Option Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid-Option Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Bid-Option Loans shall be conclusive in the absence of manifest error.

                 2.3 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Borrower shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, PROVIDED that (a) the Borrower shall give not less than five (5) days prior notice of such termination or reduction to the Administrative Agent (with sufficient executed copies for each Lender) specifying the amount and effective date thereof, (b) each partial reduction of the

Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Lenders proportionately in accordance with the respective commitment amounts for each such Lender set forth on the signature pages hereof next to the name of each such Lender, (c) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.5 is then pending, and (d) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.3(a), whether optional or mandatory, may not be reinstated.

                 (b) For purposes of this Agreement, a Letter of Credit Advance
(i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Administrative Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Borrower.

                 2.4 FEES. (a) The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, a facility fee on the entire amount of the Commitments, for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the respective Applicable Margin. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each April, July, October and January, commencing on the first such Business Day occurring after the date of this Agreement and on the Termination Date.

                 (b) On or before the date of issuance of any Letter of Credit, the Borrower agrees (i) to pay to the Lenders a fee computed at the Applicable Margin of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, and (ii) to pay an additional fee to the Administrative Agent for its own account computed at the rate of one-quarter of one percent (1/4 of 1%) per annum of such maximum amount for such period. Such fees are nonrefundable and the Borrower shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Borrower further agrees to pay to the Administrative Agent, on demand, such other customary administrative fees, charges and expenses of the Administrative Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (c) The Borrower agrees to pay to the Administrative Agent an agency fee for its services as Administrative Agent under this Agreement in such amounts as are mutually agreed upon by the Borrower and the Administrative Agent.

                  2.5 DISBURSEMENT OF LOANS. (a) Except with respect to Swing Line Loans and Bid-Option Loans, the Borrower shall give the Administrative Agent notice of its request for each Borrowing in substantially the form of Exhibit H hereto not later than 10:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, (ii) three Business Days prior to the date any Letter of Credit Advance is requested to be made, and
(iii) on the date such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether a Eurodollar Rate Borrowing, Floating Rate Borrowing or Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Borrowing, the Eurodollar Interest Period to be initially applicable to such Borrowing. The Administrative Agent, by 1:00 p.m. Chicago time, on the same day such notice is given, shall provide notice of such requested Borrowing to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing shall be made available to the Borrower in immediately available funds. Subject to the terms and conditions of this Agreement, the Administrative Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Banks for the account of the Borrower requesting such Letter of Credit. Notwithstanding anything herein to the contrary, the Administrative Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its discretion.

                  (b) Each Lender, on the date any Borrowing is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Administrative Agent for disbursement to the Borrower requesting such Loan. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.5 that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 2.5. If and to the extent such Lender shall not have so made such pro rata portion `available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) make such amount available to the Borrower requesting such Loan, and such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrower by the Administrative Agent until the date such amount is repaid to the Administrative Agent, at a rate per annum, if paid by the Borrower, equal to the interest rate applicable to such Borrowing during such period, and if paid by such Lender, equal to the Federal Funds Rate. If such Lender shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such related Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Administrative Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Administrative Agent on the date of any such Borrowing.

                  (c) All Loans made under this Section 2.5 shall be evidenced by the Notes and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by the Borrower to record on its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such books and records, which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrower may borrow Loans under this Section 2.5, prepay Loans pursuant to Section 3.1 and reborrow Loans under this Section 2.5.

                  (d) All Bid-Option Loans shall be disbursed directly by the Lender making such Bid-Option Loan to the Borrower by 1:30 p.m. Chicago time on the date such Bid-Option Loan is requested to be made via wire transfer in immediately available funds to The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670, ABA Number 071-000-013, Attention:
Marilyn Fisher: Reference: National Auto Credit, Inc. Bid-Option, confirm to Marilyn Fisher, Facsimile No. (312) 732-3246 or as otherwise directed by the Borrower.

                  (e) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Administrative Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders, and the Commitment of each Lender with respect to Letter of Credit Advances is expressly conditioned upon the Administrative Agent's performance of such obligations. Upon such issuance by the Administrative Agent, each Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Administrative Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless the Borrower shall have satisfied its reimbursement obligation by payment to the Administrative Agent on such date. Each Lender, on such date, shall make its pro rata share of the amount paid by the Administrative Agent available in immediately available funds at the principal office of the Administrative Agent for the account of the Administrative Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Administrative Agent, such Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Administrative Agent until such amount is so made available to the Administrative Agent at a per annum rate equal to the Federal Funds Rate. If such Lender shall pay such amount to the Administrative Agent together with such interest, such amount so paid shall constitute a Revolving Credit Loan by such Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Borrower for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by the Administrative Agent available to the Administrative Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Administrative Agent.

                 2.6 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Lenders to make the first Advance hereunder is subject to receipt by each Lender and the Administrative Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Administrative Agent:

                           (a) CHARTER DOCUMENTS. Certificates of recent date of
the appropriate authority or official of the Borrower's and each Guarantor's respective state of incorporation listing all charter documents of the Borrower and each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of the Borrower and each Guarantor, respectively, together with copies of such charter documents of the Borrower and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (b) BY-LAWS AND CORPORATE AUTHORIZATIONS. Copies of
the by-laws of the Borrower and the Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Borrower and each Guarantor to authorize the execution, delivery and performance by the Borrower and each Guarantor of this Agreement, the Notes and the Guaranty to which the Borrower and each Guarantor, respectively, is a party and the consummation by the Borrower and each Guarantor, respectively of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (c) INCUMBENCY CERTIFICATE. Certificates of
incumbency of the Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Borrower and each Guarantor in connection with this Agreement, the Notes and the Guaranty to which the Borrower or each Guarantor is a party and the consummation by the Borrower and each Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Borrower and each Guarantor, respectively;

                           (d) NOTES. The Notes duly executed on behalf of
Borrower for each Lender;

                           (e) GUARANTIES. The Guaranties, duly executed on
behalf of the Guarantors;

                           (f) LEGAL OPINIONS. The favorable written opinion of
counsel for the Borrower and the Guarantors (which counsel may be an employee of the Borrower or the Guarantors), with respect to each of the matters set forth in Article IV (other than Sections 4.6, 4.7, 4.11, and 4.12), and as to such other matters as the Lenders or the Administrative Agent may reasonably request;

                           (g) CONSENTS, APPROVALS, ETC. Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Borrower or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, any Guaranty or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any Guaranty, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Borrower or, if none are required, a certificate of such officer to that effect;

                           (h) PRIVATE PLACEMENT DEBT. Evidence satisfactory to
the Administrative Agent and the Lenders that the Borrower has incurred Private Placement Debt in an amount not less than $45,000,000 in accordance with the Private Placement Debt Documents and on terms and conditions satisfactory to the Administrative Agent and the Lenders, all Private Placement Debt Documents shall have been delivered to the Administrative Agent and the Lenders and approved by the Administrative Agent and the Lenders and all transactions contemplated pursuant to the Private Placement Debt Documents shall have been completed; and

                           (i) RELEASE OF SIGNATURES FROM ESCROW. Written
authorization from the Borrower and each Lender to release from escrow its respective signatures to this Agreement and all other Loan Documents, which were delivered to the Administrative Agent in escrow.

                 2.7 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.8, and the obligation and/or right of the Administrative Agent to make any Swing Line Loan or issue any Letter of Credit, is further subject to the satisfaction of the following conditions precedent:

                           (a) The representations and warranties contained in
Article IV hereof and in the Guaranty shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                           (b) No Default or Event of Default shall exist or
shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                           (c) No material adverse change in the business,
financial condition, or prospects of the Borrower or any Guarantor shall have occurred; and

                           (d) In the case of any Letter of Credit Advance, the
Borrower shall have delivered to the Administrative Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Administrative Agent appropriately completed and duly executed on behalf of the Borrower.

The Borrower shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a), (b) and (c) of this
Section 2.7. For purposes of this Section 2.7, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                 2.8 SUBSEQUENT ELECTIONS AS TO BORROWINGS. The Borrower may elect (a) to continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar Rate Borrowing, or (b) may elect to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing, or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving notice thereof to the Administrative Agent (with sufficient executed copies for each Lender) in substantially the form of
Exhibit I hereto not later than 10:00 a.m. Chicago time (i) three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective, (ii) the date such continuation or conversion is to be effective in all other cases, PROVIDED that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Borrowing, and PROVIDED, FURTHER, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. The Administrative Agent, on the day such notice is given in the event of an election to convert or continue a Floating Rate Borrowing, and not later than the Business Day next succeeding the day such notice is given in all other cases, shall provide notice of such election to the Lenders. If the Borrower shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Eurodollar Interest Period with respect to such Borrowing.

                 2.9 LIMITATION OF REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.5, or a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing pursuant to Section 2.8,
(a) in the case of any Eurodollar Rate Borrowing, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Borrower are not available to any Lender in the relevant interbank secondary market, or (b) the Eurodollar Rate, will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related Eurodollar Rate Loan, or
(c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender (i) to make or fund the relevant Eurodollar Rate Borrowing, or (ii) to continue such Eurodollar Rate Borrowing as a Eurodollar Rate Loan, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Borrower shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing pursuant to
Section 2.5 or a continuation of or conversion to a Eurodollar Rate Borrowing of the affected type pursuant to Section 2.8. In the event that such circumstances no longer exist, the Lenders shall again consider requests for Eurodollar Rate Borrowings of the affected type pursuant to Section 2.5, and requests for continuations of and conversions to Eurodollar Rate Borrowings of the affected type pursuant to Section 2.8.

                 2.10 MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.8, and (c) Swing Line Loans, each Borrowing and each continuation or conversion pursuant to Section 2.8 and each prepayment thereof shall be in a minimum amount of $3,000,000 and in an integral multiple of $500,000. Each Swing Line Loan shall be in a minimum amount of $500,000 and in an integral multiple of $100,000. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement (together with those outstanding under the Short-Term Credit Agreement) may not exceed ten.

                 2.11 GUARANTIES. To secure the payment when due of the Notes and all other obligations of the Borrower under this Agreement to the Lenders and the Administrative Agent, the Borrower shall cause to be executed and delivered to the Lenders and the Administrative Agent the Guaranty of each Guarantor.

                                  ARTICLE III.

                            PAYMENTS AND PREPAYMENTS
                            ------------------------


                 3.1 PRINCIPAL PAYMENTS. (a) Unless earlier payment is required under this

Agreement, the Borrower shall pay to the Lenders on the Termination Date the entire outstanding principal amount of the Loans.

                 (b) The Borrower may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that (i) the Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Fixed Rate Loan is pending pursuant to
Section 2.8, and (ii) unless earlier payment is required under this Agreement, any Fixed Rate Loan may only be prepaid on the last day of the then current Fixed Interest Period with respect to such Loan.

                 3.2 INTEREST PAYMENTS. The Borrower shall pay interest to the Lenders on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                 (a) With respect to Revolving Credit Loans:

                           (i) During such periods that such Loan is a Floating
Rate Loan, the Floating Rate.

                           (ii) During such periods that such Loan is a
Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

                  (b) With respect to Bid-Option Loans, the Bid-Option Rate quoted for such Loan by the Lender making such Loan.

                  (c) With respect to the Swing Line Loans, the Floating Rate.

Notwithstanding the foregoing paragraphs (a) through (c), the Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrower hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

                 3.3       LETTER OF CREDIT REIMBURSEMENT PAYMENTS.

                           (a)  (i) The Borrower agrees to pay to the Lenders,
on the day on which the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Administrative Agent relative thereto. Unless the Borrower shall have made such payment to the Lenders on such day, upon each such payment by the Administrative Agent, the

Administrative Agent shall be deemed to have disbursed to the Borrower, and the Borrower shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Lenders in an amount equal to the amount so paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in
Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Borrower under this Section 3.3 shall be deemed satisfied; PROVIDED, HOWEVER, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure of any conditions for disbursement or otherwise.

                                   (ii) If,  for any  reason  (including
without limitation as a result of the occurrence of an Event of Default with respect to the Borrower pursuant to Section 6.1(h)), Floating Rate Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Borrower agrees that each reimbursement amount not paid pursuant to the first sentence of
Section 3.3(a)(i) shall bear interest, payable on demand by the Administrative Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Lender's Commitment, purchase a participating interest in each reimbursement amount. Each Lender will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. Each Lender shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent until the date such amount is paid to the Administrative Agent, at (x) in the case of the Borrower, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Lender, the Federal Funds Rate.

                  (b) The reimbursement obligation of the Borrower under this
Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrower to the Lenders hereunder shall have been satisfied, and such obligations of the Borrower shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrower:

                           (i)      Any lack of validity or enforceability
of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                           (ii)     Any amendment, modification, waiver,
consent, or any
substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                           (iii)    The existence of any claim,  setoff,
defense or other right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                           (iv)     Any draft or other statement or document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)      Payment  by the  Administrative  Agent to
the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                           (vi)     Any failure,  omission,  delay or lack on
the part of the Administrative Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Administrative Agent, any Lender or any such party;

                           (vii)    Any other  event or  circumstance  that
would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

         No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrower against the Administrative Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Lenders to the Borrower pursuant to
Section 8.5.

                 3.4 PAYMENT METHOD. (a) All payments to be made by the Borrower hereunder will be made in Dollars and in immediately available funds to the Administrative Agent for the account of the Lenders at its address referred to in Section 8.2 not later than 2:00 p.m. Chicago time on the date on which such payment shall become due. Payments received after 2:00 p.m. Chicago time shall be deemed to be payments made prior to 2:00 p.m. Chicago time on the next succeeding Business Day. The Borrower hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                           (b)       At the time of making each such payment,
the Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Administrative Agent that Loan or other obligation of the Borrower hereunder to which such payment is to be applied. In the event that the Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Administrative Agent may apply such payments as it may determine in its sole discretion.

                           (c)       On the day such payments are deemed
received, the Administrative Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds, made by wire transfer,
(i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.4 and other amounts payable hereunder (other than the Administrative Agent's fees payable pursuant to Section 2.4(c) and amounts payable to the Administrative Agent or any Lender under Section 2.4(b), 3.7 or 3.9) determined with respect to each such Lender by the ratio which the relevant Commitment of such Lender bears to the relevant Commitments of all the Lenders.

                 3.5 NO SETOFF OR DEDUCTION. All payments of principal of and interest on the Loans and other amounts payable by the Borrower hereunder shall be made by the Borrower without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority; PROVIDED, HOWEVER, that this Section 3.5 shall not preclude the Borrower from counterclaiming against any Lender having its principal office in the United States of America for (a) income taxes owed to the United States of America by such Lender, which are paid by the Borrower under a valid garnishment order, or (b) other obligations of such Lender, unrelated to such taxes, levies, imposts, duties, fees, assessments, or other charges, which are paid by the Borrower under a valid garnishment order.

                 3.6 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating

Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                 3.7 ADDITIONAL COSTS. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Lender or the Administrative Agent of any amounts payable by the Borrower under this Agreement (other than taxes imposed on the overall net income of the Lender or the Administrative Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Administrative Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender, or (c) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Lender or the Administrative Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Lender thereon, then the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Administrative Agent) or the Administrative Agent, additional reasonable amounts sufficient to compensate such Lender or the Administrative Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Lender is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, and submitted by such Lender or the Administrative Agent, as the case may be, to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                           (b)       In the event that any  applicable  law,
treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Administrative Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Administrative Agent (or any corporation controlling such Lender or the Administrative Agent), including any change in capital required to be maintained with respect to commitments for credit of less than 365 days in duration, and such Lender or the Administrative Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Administrative Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Administrative Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Administrative Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Administrative Agent to be material, then the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Administrative Agent) or the Administrative Agent, additional amounts sufficient to compensate such Lender or the Administrative Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Administrative Agent reasonably determines to be allocable to the existence of such Lender's or the Administrative Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Administrative Agent, as the case may be, and submitted by such Lender or the Administrative Agent to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

                 3.8 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any Fixed Rate Loan under this Agreement, the Borrower shall upon receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each Fixed Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.9, (a) on the last day of the then current Fixed Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

                 3.9 INDEMNIFICATION. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or converts any Fixed Rate Loan on any other date than the last day of an Fixed Interest Period applicable thereto (whether pursuant to Section 3.8, Section 6.2 or otherwise), or if the Borrower fails to borrow any Fixed Rate Loan after notice has been given to the Lenders in accordance with Section 2.5, or if the Borrower fails to make any payment of principal or interest in respect of a Fixed Rate Loan when due, the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Fixed Interest Period; PROVIDED, HOWEVER, that such Lender may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


                 The Borrower represents and warrants to the Administrative Agent and the Lenders that:

                 4.1 CORPORATE EXISTENCE AND POWER. The Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Borrower has all requisite power, corporate or otherwise, to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, and the Notes, and to engage in the transactions contemplated by this Agreement.

                 4.2 CORPORATE AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's charter or by-laws, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

                 4.3 BINDING EFFECT. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

                 4.4 SUBSIDIARIES. SCHEDULE 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Borrower as of the Effective Date. Each such Subsidiary and each corporation becoming a Subsidiary of the Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of each Borrower has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Borrower have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in SCHEDULE 4.4 hereto or consented to by the Required Lenders from time to time, are and will be owned, beneficially and of record, by the Borrower or another Subsidiary of the Borrower free and clear of any Liens. The corporations described in SCHEDULE 4.4 hereto constitute all persons in which the Borrower or any of its Subsidiaries has an ownership interest as of the Effective Date.

                 4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty and, to the best of the Borrower's knowledge, there is no basis for any such action, suit or proceeding.

                 4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its Subsidiaries and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal year ended January 31, 1997 and reported on by Deloitte & Touche, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Borrower and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries since January 31, 1997. There is no material Contingent Liability of the Borrower that is not reflected in such financial statements or in the notes thereto.

                 4.7 USE OF LOANS. The Borrower will use the proceeds of the Loans for its general corporate purposes and the Borrower will not use the proceeds of the Loans to repurchase the stock of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Borrower alone or of the

Borrower and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Guaranty that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

                 4.8 CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrower pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of Borrower or any of its Subsidiaries, is required on the part of the Borrower in connection with the execution, delivery and performance of this Agreement, or the Notes, or any Guaranty, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any Guaranty.

                 4.9 TAXES. The Borrower and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on its books and records for payment thereof. Neither the Borrower nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Borrower or any Subsidiary.

                 4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by the Borrower or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

                 4.11 ERISA. The Borrower, its Subsidiaries, their ERISA Affiliates and its Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Borrower, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrower, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of its Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Guaranties do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates.

                 4.12 ENVIRONMENTAL AND SAFETY MATTERS. The Borrower and each Subsidiary are in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all

Environmental Laws in jurisdictions in which the Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Borrower or any Subsidiary, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on SCHEDULE 4.12 hereto, and as to such matters disclosed on such Schedule, none will have an material adverse affect on the financial condition or business of the Borrower or any of its Subsidiaries. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Borrower or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law, except as disclosed on
Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Borrower or any of its Subsidiaries.


                                   ARTICLE V.

                                    COVENANTS
                                    ---------


                 5.1 AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                           (a)       PRESERVATION OF CORPORATE EXISTENCE, ETC.
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(e), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                           (b)       COMPLIANCE  WITH  LAWS,  ETC.  Comply  in
all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any the Borrower or such Subsidiary.

                           (c)       MAINTENANCE  OF  PROPERTIES;  INSURANCE.
Maintain, preserve and protect all property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

                           (d)       REPORTING  REQUIREMENTS.  Furnish to the
Lenders and the Administrative Agent the following:

                                     (i)        Promptly  and  in  any  event
within three calendar days after becoming aware of the occurrence of (A) any Default, or Event of Default described in Section 6.1, PROVIDED, HOWEVER, with respect to any Default described in Section 6.1(k), the Borrower shall furnish notice immediately, together with a copy of the notice required to be delivered to the holders of the Private Placement Debt pursuant to Section 8.1(b) of the Note Purchase Agreement executed in connection with the Private Placement Documents, (B) the commencement of any material litigation against, by or affecting the Borrower or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or (D) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Borrower or any of its Subsidiaries, a statement of the chief financial officer, controller or treasurer of the Borrower setting forth details of such Default or Event of Default, litigation, development, contract, or undertaking, and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                                     (ii)       As soon as available and in any
event within 60 days after the end of each of the first three fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings, and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with Generally Accepted Accounting Principles; together with a certificate of the chief financial officer, controller or treasurer of the Borrower stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (d), (f) and (g) hereof is in conformity with the terms of this Agreement;

                                     (iii)      As soon as  available  and in
any event within 100 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants selected by the Borrower and acceptable to the Required Lenders, without qualifications unacceptable to the Required Lenders, together with the consolidating balance sheets and the related consolidating statements of income of the Borrower and its Subsidiaries for such year; together with a certificate of the chief financial officer, controller or treasurer of the Borrower stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (d),
(f) and (g) hereof is in conformity with the terms of this Agreement;

                                     (iv)       Promptly  after  the  sending
or filing thereof, copies of all reports, proxy statements and financial statements which the Borrower or any of its Subsidiaries sends to or files with any of its security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                                     (v)        Promptly and in any event within
10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Borrower, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Borrower, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                                     (vi)       As soon as available and in any
event within 30 days after the end of each month, a report on loan receivable portfolio statistics detailing gross receivables in accordance with Generally Accepted Accounting Principles, less deduction for ineligible receivables, including an aging of accounts receivable, dealer concentrations and static pool analysis and any other portfolio information reasonably requested by the Administrative Agent;

                                      (vii)     Within 30 days after the end of
each fiscal year, a claims analysis in the form of Schedule 5.1(d)(vii) attached hereto;

                                     (viii)     Promptly  after the end of each
fiscal quarter or the occurrence of a material change in the ownership of stock or other equity interest by Sam J.. Frankino and/or his Affiliates of the Borrower and/or its Affiliates, a report showing the ownership interest of Sam J.. Frankino and his Affiliates in the Borrower and its Affiliates; and

                                     (ix)       Promptly, such other information
respecting the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Administrative Agent may from time to time reasonably request.

                           (e)       ACCOUNTING; ACCESS TO RECORDS, BOOKS, ETC.
Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit any Lender or the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of such and its Subsidiaries with its directors, officers, employees and independent auditors, and by this provision the Borrower does hereby authorize such persons to discuss such affairs, finances and accounts with any Lender or the Administrative Agent and permit the Administrative

Agent or any of its agents and representatives to conduct a comprehensive field audit of its books, records, properties and assets.

                           (f)       FURTHER  ASSURANCES.  Will, and will cause
each Guarantor to, execute and deliver within 30 days after request therefor by the Required Lenders or the Administrative Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Required Lenders or the Administrative Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders and the Administrative Agent under, this Agreement, the Notes or the Guaranties. In addition, the Borrower agrees to deliver to the Administrative Agent and the Lenders from time to time upon the acquisition or creation of any Subsidiary not listed in SCHEDULE 4.4 hereto supplements to
SCHEDULE 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

                 5.2 NEGATIVE COVENANTS. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

                           (a)       INDEBTEDNESS TO TOTAL CAPITALIZATION.
Permit or suffer the ratio of Consolidated Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization of the Borrower and its Subsidiaries at any time to be greater than .45 to 1.0.

                           (b)       TANGIBLE NET WORTH.  Permit or suffer
Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at any time to be less than the sum of (i) $195,000,000 plus (ii) an amount equal to 50% of Consolidated Cumulative Net Income (without any reduction for net loss) of the Borrower and its Subsidiaries for each fiscal quarter of the Borrower commencing with the fiscal quarter ending April 30, 1997 plus (iii) 75% of the Net Cash Proceeds from the issuance or sale of any capital stock of the Borrower or any Subsidiary, plus (iv) 75% of the Net Cash Proceeds of any Subordinated Indebtedness incurred by the Borrower or any Subsidiary at any time.

                           (c)       FIXED  CHARGE  COVERAGE  RATIO.  Permit or
suffer the ratio of (i) Net Income Available for Fixed Charges of the Borrower and its Subsidiaries to (ii) Fixed Charges of the Borrower and its Subsidiaries to be less than 3.0 to 1.0 as of the end of each fiscal quarter, calculated for the four (4) consecutive fiscal quarters then ending.

                           (d)       LEVERAGE  RATIO. Permit or suffer the
Consolidated Leverage Ratio of the Borrower and its Subsidiaries at any time to be greater than .42 to 1.0.

                           (e)       LIENS.  Create,  incur  or  suffer  to
exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, other than:

                                     (i)        Liens for taxes not  delinquent
or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                                     (ii)       Liens  (other  than  any  Lien
imposed by ERISA) created and maintained in the ordinary course of business which do not secure obligations exceeding $1,000,000 in the aggregate and are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Borrower or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which the Borrower or any of its Subsidiaries is a party;

                                     (iii)      Liens  affecting  real  property
which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

                                     (iv)       Each Lien  described in SCHEDULE
5.2(e) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal (which shall not include the filing of UCC continuation statements) thereof shall be permitted;

                                     (v)        The  interest  or title  of a
lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Borrower or its Subsidiary thereunder are not delinquent; and

                                     (vi)       Prior  to  the  disposition  of
assets contemplated by Section 5.2(g)(ii), other Liens on assets of the Borrower and its Subsidiaries, other than accounts or general intangibles, that secure Indebtedness not exceeding in aggregate amount 50% of the net book value of the Borrower's motor vehicles comprising its automotive fleet, and which Liens are granted solely to original equipment manufacturers of motor vehicles to secure Indebtedness arising pursuant to borrowings under the Borrower's original equipment manufacturers financing program.

                           (f)       MERGER;  ACQUISITIONS;  ETC. Purchase or
otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, PROVIDED, HOWEVER, that this
Section 5.2(f) shall not prohibit any merger or acquisition if (i) it is a merger of a Subsidiary into, or the acquisition of the assets of a Subsidiary by, the Borrower or a Subsidiary, where the Borrower or the Subsidiary, as the case may be, is the surviving or continuing corporation, or (ii) it is an acquisition (A) of a business or assets that are generally related to the business presently engaged in by the Borrower, (B) on terms approved in advance by the board of directors or other governing body of the seller of the business or assets, and (C) the amount of consideration paid or exchanged by the Borrower and all Subsidiaries for all such acquisitions pursuant to this clause (ii) does not exceed $10,000,000 in aggregate amount; and in the case of each of clauses
(i) and (ii), immediately after each such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and, prior to the consummation of each such merger, if the Borrower is a party thereto, and each such acquisition for consideration of $3,000,000 or more, the Borrower shall have provided to the Lenders an opinion of counsel and a certificate of the chief financial officer of the Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(f) and that any other conditions under this Agreement relating to such transaction have been satisfied.

                           (g)       DISPOSITION OF ASSETS; ETC. Notwithstanding
any other provision of this Agreement, sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than (1) inventory sold or leased in the ordinary course of business upon customary credit terms, (2) sales of motor vehicles by the Borrower to one or more of its Subsidiaries, for fair value, in the ordinary course of the Borrower's business, (3) sales of scrap or obsolete material or equipment, (4) transfers between the Guarantors or between the Borrower and the Guarantors and (5) transfers in connection with the Receivables Program and permitted pursuant to Section 5.2(p); PROVIDED, HOWEVER, that this Section 5.2(g) shall not prohibit any such sale, lease, license, transfer, assignment, liquidation or other disposition: (i) if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than five percent (5%) in the aggregate for all such dispositions of such aggregate book value of the total assets of the Borrower or such Subsidiary as of such date, as the case may be, and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing; and (ii) of the automotive rental fleet and associated assets so long as no Default or Event of Default shall exist or shall have occurred and be continuing.

                 (h)  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                      (i) Limitation. The Borrower will not, and will not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                          (A) the sum of (x) aggregate amount of Restricted Payments of the Borrower and its Subsidiaries declared or made during the period commencing on February 1, 1997, and ending on the date such Restricted Payment or Restricted Investment is declared or made, including and (y) the amount of Restricted Investments of the Borrower and its Subsidiaries (with each Restricted Investment and Restricted Payment being valued immediately after the making of any such Restricted Investment or Restricted Payment) would not exceed the sum of

                                (I) $2,000,000 plus

                                (II) 50% of  Consolidated  Operating  Net
     Income for the period commencing on February 1, 1997 and ending at the end of the most recently ended fiscal quarter of the Borrower (or minus 100% of Consolidated Operating Net Income for such period if Consolidated Operating Net Income for such period is negative);

                          (B) no Default or Event of Default exists or would exist after giving effect to such Restricted Payment or Restricted Investment;

                          (C) the Borrower would be permitted by the provisions of Section 10.5 of the Note Purchase Agreement executed in connection with the Private Placement Debt to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Borrower.

                      (ii) Time of Payment. The Borrower will not, nor will it permit any of its Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

                 (i) NATURE OF BUSINESS/DEALER HOLDBACK PROGRAM. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement, engage in any other businesses other than those in which it is engaged on the date of this Agreement or make any material change in the structure or terms of any dealer holdback program which would result in the subordination of Lender Obligations to the obligations of any such dealer; PROVIDED, HOWEVER, that this subsection (i) shall not preclude the Borrower or any Subsidiary from engaging in additional related or ancillary businesses that are not likely to have a material effect on the Borrower or any Subsidiary, including without limitation activating a dormant insurance Borrower for the purpose of providing credit insurance, automobile warranty programs and other programs or services related or incidental to the Borrower's automobile finance programs.

                           (j)       NEGATIVE PLEDGE LIMITATION. Enter into
any agreement, with any person, other than the Lenders pursuant hereto and in connection with the Private Placement Debt, which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                           (k)       USE OF PROCEEDS.  Use the proceeds of the
Loans for any purpose other than for its general corporate purposes.

                           (l)       SUBORDINATED INDEBTEDNESS.  Issue any
Subordinated Indebtedness unless the first principal payment or other required payment or prepayment of principal with respect to such Subordinated Indebtedness is scheduled to occur after April __, 2000.

                           (m)       SUBSIDIARY GUARANTIES. Permit any
Subsidiary to become obligated under any guaranty of the Borrower's obligations under the Private Placement Debt unless such Subsidiary has guaranteed or concurrently guarantees the Borrower's obligations under the Loan Documents on the same terms.

                           (n)       LIMITATION ON SUBSIDIARY  INDEBTEDNESS.
Permit the aggregate Indebtedness of all Subsidiaries to exceed at any time 5% of Consolidated Total Assets of the Borrower and its Subsidiaries.

                           (o)       PAYMENTS AND  MODIFICATIONS OF DEBT. Make,
or permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Private Placement Debt or other Indebtedness or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Private Placement Debt is issued or created or otherwise related thereto, or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Private Placement Debt.

                           (p)       RECEIVABLES  PROGRAM.  Enter into, or
permit its Subsidiaries to enter into, any transaction (such transaction being referred to herein as a "Receivables Program") involving (i) the sale or other financing by the Borrower or any of its Subsidiaries of installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Borrower or any of its Subsidiaries or (ii) the incurrence by the Borrower or any of its Subsidiaries of Non-Recourse Indebtedness secured by Liens on installment notes receivable or other evidences of indebtedness arising in the ordinary course of business of the Borrower or any of its Subsidiaries (in each case, whether or not such installment notes receivable or evidences of indebtedness is required to be included on the balance sheet of the Borrower or such Subsidiary in accordance with GAAP); provided that in any twelve month period, the Borrower and its Subsidiaries may enter into Receivables Programs if the aggregate of net book value of all installment notes receivable and other evidences of indebtedness to be sold or financed in connection with all Receivables Programs in such twelve month period does not exceed 10% of Consolidated Total Capitalization as of the last day of the Borrower's most recently ended fiscal year. "Non-Recourse Indebtedness" means, as applied to any Receivables Program, Indebtedness under the terms of which no personal recourse may be had against the Borrower or any of its Subsidiaries for the payment of the principal of or interest or premium of such Indebtedness solely as a result of a default by one or more account debtors in the payment of any accounts receivable included in such Receivables Program.

                           (q)       TRANSACTIONS WITH AFFILIATES. Enter into,
or permit any Subsidiary to enter into, or remain a party to, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service), whether or not in the ordinary course of business with any Affiliate of the Borrower or any of its Subsidiaries, except pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

                 5.3 ADDITIONAL COVENANTS. If at any time the Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrower shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agents shall request, upon notice to the Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Private Placement Debt Documents not substantially provided for in this Agreement or more favorable to the holders of the Private Placement Debt issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

                                   ARTICLE VI.

                                     DEFAULT
                                     -------

                 6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Lenders pursuant to Section 8.1:

                           (a)       NONPAYMENT.  The  Borrower  shall  fail to
pay when due any principal of the Notes or any reimbursement obligation under
Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise) or the Borrower shall fail to pay any interest on any of the Notes or any fees or any other amount payable hereunder, which failure, with respect to interest, fees or any other amount (other than principal or any reimbursement obligation) continues for a period of five days; or

                           (b)       MISREPRESENTATION. Any representation or
warranty made by the Borrower or any Guarantor in Article IV hereof or in any Guaranty or any other certificate, report, financial statement or other document furnished by or on behalf of the Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c)       CERTAIN COVENANTS. The Borrower shall fail
to perform or observe any term, covenant or agreement contained in Article V hereof; or

                           (d)       OTHER DEFAULTS. The Borrower or any
Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Guaranty, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Borrower or such Guarantor, as the case may be, by the Administrative Agent (or such shorter period of time as may be specified in the relevant Guaranty); or

                           (e)       CROSS DEFAULT. The Borrower or any of its
Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000 (provided that such minimum amount requirement shall not apply to Indebtedness owing to the Lenders); or if the Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount (if applicable), or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Borrower; or

                           (f)       JUDGMENTS.  One or more judgments or orders
for the payment of money in an aggregate amount of $1,000,000 or more (which $1,000,000 amount may not be deemed a material amount) shall be rendered against the Borrower or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Borrower or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty, and either (i) such judgment or order shall have remained unsatisfied and the Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                           (g)       ERISA.  The  occurrence of a Reportable
Event that results in or could result in liability of the Borrower or any Subsidiary of the Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Borrower, its Subsidiary of the Borrower or any of their ERISA Affiliates, any Plan of the Borrower, its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Borrower, any Subsidiary of the Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Borrower, its Subsidiary or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Borrower, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(9a)(2) of ERISA; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; or

                           (h)       INSOLVENCY,  ETC. The Borrower or any of
its Subsidiaries shall be
dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Borrower or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Borrower or such Subsidiary and is being contested by the Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                           (i)       SECURITY  DOCUMENTS.  Any event of default
described in any Guaranty shall have occurred and be continuing, or any material provision of any Guaranty shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Administrative Agent the benefits purported to be created thereby; or

                           (j)       CHANGE OF CONTROL.  The Borrower  shall
experience a Change of Control. For purposes of this Section 6.1(k), a "Change of Control" shall occur if during any twelve-month period any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the voting shares of the Borrower.

                 6.2 REMEDIES. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, upon being directed to do so by the Required Lenders, shall by notice to the Borrower (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Borrower agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry date of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, PROVIDED that in the case of any event or condition described in Section 6.1(h) with respect to the Borrower or any Subsidiary, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held the Administrative Agent as collateral security for the payment and performance of the Borrower's obligations under this Agreement to the Lenders and the Administrative Agent.

                           (b)       The  Administrative  Agent, upon being
directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement, any Note or any Guaranty or under applicable law, in any manner deemed appropriate by the Administrative Agent, with consent of the Required Lenders, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in any Note or Guaranty, or in aid of the exercise of any power granted in this Agreement, any Note or any Guaranty.

                           (c)       Upon the occurrence and during the
continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Borrower (any requirement for such notice being expressly waived by the Borrower) set off and apply against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Administrative Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower and any property of the Borrower from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Borrower hereby grants to the Lenders and the Administrative Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrower under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.


                                  ARTICLE VII.

                             THE AGENT AND THE BANKS
                             -----------------------


                 7.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes and the Guaranties as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the

Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

                 7.2 ADMINISTRATIVE AGENT AND AFFILIATES. First Chicago in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent. First Chicago and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary of the Borrower as if it were not acting as Administrative Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

                 7.3 SCOPE OF ADMINISTRATIVE AGENT'S AND DOCUMENTATION AGENT'S DUTIES. Neither the Administrative Agent nor the Documentation Agent shall have any duties or responsibilities except those expressly set forth herein, and neither the Administrative Agent nor the Documentation Agent shall, by reason of this Agreement, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Administrative Agent or the Documentation Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Guaranty), neither the Administrative Agent nor the Documentation Agent shall be required to exercise any discretion or take any action, but the Administrative Agent and the Documentation Agent, as the case may be, shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Administrative Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders, which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Documentation Agent shall not be required to act or omit to act if, in the judgment of the Administrative Agent or the Documentation Agent, as the case may be, such action or omission may expose the Administrative Agent or the Documentation Agent to personal liability or is contrary to this Agreement, the Notes, any Guaranty, or applicable law.

                 7.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Administrative Agent may treat the payee of any Note as the holder thereof unless and until the Administrative Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee, and the Administrative Agent receives the written agreement of the

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assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Administrative Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 7.5 DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give written notice thereof to the Lenders.

                 7.6 LIABILITY OF ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. Neither the Administrative Agent, the Documentation Agent nor any of their respective directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent, the Documentation Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, any Note, any Guaranty, or any collateral subject thereto, or any other instrument or document furnished in connection herewith.

                 7.7 NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Guarantor of this Agreement, the Notes, any Guaranty, or any other documents referred to or provided for herein, or to inspect the properties or books of the Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any

Lender with any information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.

                 7.8 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, but without limiting any obligation of the Borrower to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under this Agreement, PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower, but without limiting the obligation of the Borrower to make such reimbursement. Each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any amounts owing to the Administrative Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Administrative Agent under this Section shall, in the judgment of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

                 7.9 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign as such at any time upon thirty days' prior written notice to the Borrower and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Borrower and the Administrative Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Administrative Agent's resignation becomes effective, the resigning Administrative Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the resigning Administrative Agent, the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Administrative Agent shall execute and deliver to the Borrower and the Lenders an instrument accepting such appointment and thereupon such successor Administrative Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Administrative Agent hereunder. Upon request of such successor Administrative Agent, the Borrower and the resigning Administrative Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Administrative Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Administrative Agent with respect to any actions taken or omitted to be taken by such Administrative Agent while acting as the Administrative Agent hereunder.

                 7.10 SHARING OF PAYMENTS. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Administrative Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Administrative Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Administrative Agent that if any Lender shall engage in any other transactions with the Borrower and shall have the benefit of any collateral or

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

security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, such Lender shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                 7.11 DOCUMENTATION AGENT. Morgan Guaranty Trust Company of New York has been designated by the Borrower as "Documentation Agent" under this Agreement. Other than its rights and remedies as a Lender hereunder, the Documentation Agent shall have no administrative or other rights or responsibilities.



                                  ARTICLE VIII.

                                  MISCELLANEOUS
                                  -------------


                 8.1 AMENDMENTS, ETC. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and, to the extent any rights or duties of the Administrative Agent may be affected thereby, the Administrative Agent, PROVIDED, HOWEVER, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Administrative Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section, or the provisions of Section 7.10, or the provisions of the first sentence of Section 8.6, or the definition of Required Lenders, or (iii) provide for the release of any Guarantor.

                           (b)       Any  such  amendment, waiver or consent
shall be effective only in the specific instance and for the specific purpose for which given.

                 8.2 NOTICES. (a) All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrower, the Administrative Agent, and the Lenders at the respective addresses or numbers for notices set forth on the signature pages hereof, or to such other address or number as may be designated by the Borrower, the Administrative Agent, or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the earlier of (i) the time of actual delivery thereof to such address or number, or (ii) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, if deposited prepaid with a nationally recognized overnight delivery service guaranteeing next day delivery to such address, prior to the deadline for next day


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

delivery, on the Business Day next following such deposit, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, PROVIDED, HOWEVER, that notices to the Administrative Agent shall not be effective until received.

                           (b)       Notices  by  the  Borrower  to  the
Administrative Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.3(a), requests for Advances pursuant to
Section 2.5, requests for continuations or conversions of Loans pursuant to
Section 2.8 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrower.

                 8.3 NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE. No course of dealing on the part of the Administrative Agent or any Lender, nor any delay or failure on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Administrative Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Administrative Agent or any Lender under this Agreement, any of the Notes, or any Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, any of the Notes, any Guaranty, or by applicable law to the Administrative Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent or any Lender and, unless contrary to the express provisions of this Agreement, the Notes, or any Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

                 8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Borrower or any Guarantor made herein or in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrower or any Guarantor in connection with this Agreement or any Guaranty shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrower set forth in Section 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

                 8.5 EXPENSES. (a) The Borrower agrees to pay, or reimburse the Administrative Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Administrative Agent, including without limitation the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Guaranties, and the consummation of the transactions contemplated hereby, and in connection with advising the Administrative Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and

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

fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes, the Guaranties and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Administrative Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Guaranty, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

                           (b)     The  Borrower hereby indemnifies and agrees
to hold harmless the Lenders and the Administrative Agent, and its officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Administrative Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Administrative Agent or any of its officers, directors, employees or agents shall be liable or responsible for:
(i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; PROVIDED, HOWEVER, that the Borrower shall not be required to indemnify the Lenders and the Administrative Agent and such other persons, and the Lenders shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrower which were caused by (A) the Administrative Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of willful misconduct of the Administrative Agent. It is understood that in making any payment under a Letter of Credit the Administrative Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Administrative Agent in connection with such payment. It is further acknowledged and agreed that the Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the

Lenders are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders under this Section that the Borrower shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                           (c)       The Borrower hereby indemnifies and agrees
to hold harmless the Lenders and the Administrative Agent, and its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Lenders or the Administrative Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; PROVIDED, HOWEVER, that no Borrower shall be required to indemnify any such Lender and the Administrative Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be.

                           (d)       In  consideration  of the  execution  and
delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, each Lender and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                                     (i)        any  transaction financed or to
be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                                     (ii)       the entering into and
performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders not to fund any Loan);

                                     (iii)      any   investigation, litigation
or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of any portion of the stock or assets of any person;

                                     (iv)       any investigation, litigation
or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any Hazardous Material;

or

                                     (v)        the  presence  on  or  under,
or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Borrower, or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Borrower conducted subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Borrower or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                 8.6 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, PROVIDED neither the Borrower nor any Guarantor may, without the prior consent of the Lenders, assign its rights or obligations hereunder, under the Notes or under any Guaranty and the Lenders shall not be obligated to make any Loan hereunder to any entity other than the Borrower.

                           (b)       Any Lender may sell to any financial
institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Lender's rights and benefits under this Agreement, the Notes and the Guaranties, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrower under
Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Loans to the Borrower hereunder, PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Administrative Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

                           (c)       The  Administrative  Agent  from  time  to
time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Administrative Agent provided under this Agreement, the Notes, any Guaranty or otherwise. In furtherance of such agency, the Administrative Agent may from time to time direct that the Borrower and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Administrative Agent in the same manner as would be required if dealing with the Administrative Agent itself.

                           (d)       Each Lender may, with the prior consent of
the Borrower (which consent shall not be unreasonably withheld and may not be withheld if any Event of Default or Default has occurred and is continuing) and the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $5,000,000 thereafter, or such lesser amount as the Borrower and the Administrative Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Lender shall in no event be less than $5,000,000,
(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT J hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Note subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Lender may without the consent of the Borrower or the Administrative Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (e)       By  executing  and  delivering  an
Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                           (f)       The  Administrative  Agent shall  maintain
at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (g)       Upon its receipt of an  Assignment and
Acceptance executed by an assigning Lender and an assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT J hereto.

                           (h)       The  Borrower  shall not be liable for any
costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

                           (i)       The  Lenders  may,  in  connection  with
any assignment, participation or addition or proposed assignment, participation or addition pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower.

                           (j)       In addition,  the Borrower and the
Administrative Agent may from time to time designate additional financial institutions (the "Additional Lenders") to be parties to this Agreement and to become a Lender hereunder upon the execution and delivery to the Administrative Agent of an Assumption Agreement in the form of Exhibit K hereto (an "Assumption Agreement"). Any Additional Lender shall become a party to this Agreement and be considered a Lender hereunder for all purposes if (a) it shall execute and deliver to the Administrative Agent an Assumption Agreement, (b) it shall make Advances to the Borrower in the principal amount which bears the same ratio to the amounts of the Advances of the other Lenders then outstanding as the Commitment of such Additional Bank bears to the then Commitments of such other Lenders, and (c) a copy of such Assumption Agreement and evidence satisfactory to the Administrative Agent of the making of such Advances shall be furnished to the Lenders. In connection with adding Additional Lenders, the aggregate Total Commitments may be increased to an amount not to exceed $75,000,000 with the consent of the Borrower and the Administrative Agent and without the consent of any Lender.

                           (k)       Notwithstanding  any other provision set
forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; PROVIDED that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

                 8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 8.8 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrower and each Lender further agrees that any legal action or proceeding with respect to this Agreement, any of the Notes, or any Guaranty, or the transactions contemplated hereby may be brought in any court of the State of Illinois, or in any court of the United States of America sitting in Illinois, and the Borrower and each Lender hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Borrower or such Lender, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Borrower or such Lender, as the case may be, at their address referred to in Section 8.2. Nothing in this paragraph shall affect the right of the Lenders and the Administrative Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Administrative Agent to bring any such action or proceeding against the Borrower or property in the courts of any other jurisdiction in which property of the Borrower is located. The Borrower and each Lender hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts located or sitting in Illinois.

                 8.9 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                 8.10 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                 8.11 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Borrower and the Administrative Agent and the Lenders, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrower under this Agreement, any of the Notes or any Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Agreement, any of the Notes or any Guaranty in any other jurisdiction.

                 8.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                 8.13 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement, the Notes or any Guaranty, in no event shall the amount of interest paid or agreed to be paid by the Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Guaranty at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrower if such principal and all other obligations of the Borrower to the Lenders have been paid in full.

                 8.14 INDEBTEDNESS UNDER EXISTING CREDIT AGREEMENT. This Agreement and the Loans made pursuant to Article II are in substitution for the Existing Credit Agreement and the loans made under the Existing Credit Agreement, and the Notes delivered to the Lenders hereunder are delivered in exchange and in substitution for the notes issued pursuant to the Existing Credit Agreement. The commitments under the Existing Credit Agreement are superseded and replaced by the Commitments hereunder. The initials Loans hereunder shall be used to pay all Indebtedness owing under the notes issued pursuant to the Existing Credit Agreement.

                 8.15 WAIVER OF JURY TRIAL. The Lenders, the Administrative Agent and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. None of the Lenders, the Administrative Agent or the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the Lenders, the Administrative Agent or the Borrower except by a written instrument executed by all of them.

                [The rest of this page intentionally left blank.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the ___ day of April, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


Address for Notices:                          NATIONAL AUTO CREDIT, INC.

National Auto Credit                          By:
30000 Aurora Road                                ------------------------------
Solon, Ohio 44139                               Its:
Attention:  General Counsel                         ---------------------------
Telephone No. (216) 349-1000
Facsimile No. (216) 349-0442
Facsimile Confirmation
  Number:  (216) 349-1000                     And:
                                                  -----------------------------
                                                Its:
                                                    ---------------------------

                                         THE FIRST NATIONAL BANK OF
                                         CHICAGO, as Administrative Agent and as
                                         a Lender


The First National Bank of Chicago       By:
One First National Plaza, Suite 0084        -----------------------------------
Chicago, Illinois 60670                     Its:
Attention: Craig Goldsmith                      -------------------------------

Telephone No.: (312) 732-2822
Facsimile No.: (312) 732-6222
Facsimile Confirmation
  Number: (312) 732-2822

Commitment Amount:
$15,000,000

Percentage of Total Commitments: 25.641%

                                            MORGAN GUARANTY TRUST
                                            COMPANY OF NEW YORK, as
                                            Documentation Agent and as a Lender


60 Wall Street                              By:
New York, New York 10260                       --------------------------------
Attention:  Seija Hurskainen                   Its:
Telephone No.: (212) ___-____                      ----------------------------
Facsimile No.: (212) ____-____
Facsimile Confirmation
  Number: (212) ___-______

Commitment Amount:
$13,500,000

Percentage of Total Commitments: 23.077%

                                                THE BANK OF NEW YORK


The Bank of New York                            By:
One Wall Street, 22nd Floor                        ----------------------------
New York, New York 10286                           Its:
Attention:                                             ------------------------

   -----------------------
Telephone No.: (212) ___-____
Facsimile No.: (212) ___-____
Facsimile Confirmation
  Number: (212) ___-____

Commitment Amount:
$12,000,000

Percentage of Total Commitments: 20.513%:

                                               FIRST UNION NATIONAL BANK OF
                                               NORTH CAROLINA


One First Union Center                          By:
Charlotte, North Carolina 28207                    ----------------------------
Attention: Mary J. Amatore                         Its:
Telephone No.: (704) 374-2641                          ------------------------
Facsimile No.: (704) 374-2802
Facsimile Confirmation
  Number: (704) 374-4426

Commitment Amount:
$12,000,000

Percentage of Total Commitments: 20.513%

                                              THE HUNTINGTON NATIONAL BANK


912 Euclid Avenue                             By:
Cleveland, Ohio                                  ------------------------------
Attention: Christine Gencer                     Its:
Telephone No.: (216) 515-6090                       ---------------------------
Facsimile No.: (216) 515-6082
Facsimile Confirmation
  Number: (216) 515-6090

Commitment Amount:
$6,000,000

Percentage of Total Commitments: 10.256%


Total Commitments
$58,500,000

                                    EXHIBIT A

                                 BID-OPTION NOTE
                                 ---------------

                                                                April __, 1997

                                                              Chicago, Illinois

         For value received, NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________ (the "Lender"), the unpaid principal amount of each Bid-Option Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the last day of the Interest Period relating to such Loan. The Borrower further promises to pay interest on the aggregate unpaid principal amount of such Bid-Option Loans on the dates and at the rates negotiated as provided in the Credit Agreement. All such payments of principal and interest with respect to Bid-Option Loans shall be made in Dollars in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois.

         Presentment, demand for payment, notice of non-payment, protest and further notice or demand of any kind in connection with this Bid-Option Note are hereby expressly waived by the Borrower and each endorser or guarantor hereof.

         This Bid-Option Note evidences one or more Bid-Option Loans made under the Long-Term Credit Agreement, dated as of April __, 1997, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among the Borrower, the Lenders (including the Lender) party thereto, The First National Bank of Chicago, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, to which reference is hereby made for a statement of the circumstances under which this Bid-Option Note is subject to prepayment and under which its due date may be accelerated and for a description of the Guaranties securing this Bid-Option Note. Capitalized terms used but not defined in this Bid-Option Note shall have the respective meanings ascribed thereto in the Credit Agreement.

         This Bid-Option Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                           NATIONAL AUTO CREDIT, INC.

                                           By: ________________________________

                                           Its: _______________________________
                                           And:________________________________

                                           Its:________________________________

                                    EXHIBIT B
                                    ---------

                               GUARANTY AGREEMENT
                               ------------------

                              (                   )
                              ---------------------



                  THIS GUARANTY AGREEMENT, dated as of April ______, 1997 (this "Guaranty"), is made by _________________________, a ________ corporation (the
"Guarantor"), in favor of the lenders which are from time to time parties to the Credit Agreement hereinafter defined (collectively the "Lenders" and each a "Lender") and The First National Bank of Chicago, a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement;

                                    RECITALS
                                    --------

                  A. National Auto Credit, Inc., a Delaware corporation (the "Borrower"), has entered into a Long-Term Credit Agreement, dated as of April _____, 1997 (as amended or modified from time to time, the "Credit Agreement"), with the Lenders, Morgan Guaranty Trust Company of New York, as documentation agent for the Lenders under the Credit Agreement, and the Administrative Agent pursuant to which the Lenders may make Advances to the Borrower.

                  B. As a condition to the effectiveness of the obligations of the Lenders under the Credit Agreement, the Guarantor is required to guarantee, among other things, the obligations of the Borrower in respect of the Advances and other obligations of the Borrower under the Notes and the Credit Agreement.

                  C. The Guarantor has reviewed the Credit Agreement, the Notes, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrower in connection therewith (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being herein collectively referred to as the "Operative Documents"), and the Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

                  For valuable consideration, the receipt of which is hereby acknowledged and as further consideration, and as an inducement to the Lenders and the Administrative Agent to maintain the credit facilities established by the Operative Documents, the Guarantor agrees with the Lenders and the Administrative Agent as follows:

                  1. Guarantee of Obligations. (a) The Guarantor hereby (i) guarantees to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including without limitation interest which, but for the filing of a bankruptcy petition, would have accrued on the principal amount of the Guaranteed Obligations hereinafter defined) on the Advances, when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Notes and the Credit Agreement, and any and all other amounts which may be payable by the Borrower to the Lenders, or any one or more of them, in connection with or pursuant to any of the Operative Documents, including without limitation default interest, indemnification payments and all costs and expenses incurred by any Lender or the Administrative Agent in connection with enforcing any obligations of the Borrower thereunder, including without limitation the reasonable fees and disbursements of counsel, including without limitation counsel who are employees of any Lender or the Administrative Agent, and (ii) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by the Lenders or the Administrative Agent in connection with enforcing the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel, including without limitation counsel who are employees of any Lender or the Administrative Agent (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

               (a) If for any reason any amount payable under or in connection with any Operative Document shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith each such amount to the Lenders and the Administrative Agent regardless of any defense or setoff or counterclaim which the Borrower may have or assert, and regardless of any other condition or contingency.

               (b) The date and amount of the Advances and of each payment of principal and interest thereon and other amounts received, and the aggregate amount thereof shown upon the books and records of the respective Lenders or the Administrative Agent or upon the schedules attached to the Notes, and in any certificate delivered by any Lender or the Administrative Agent to the Guarantor in respect thereof, shall be prima facie evidence of the amount due, owing and unpaid on the Advances. The failure to record any such information on such books and records or upon such schedule shall not, however, limit or otherwise affect the obligations of the Borrower to repay the amount of the Advances together with accrued interest thereon or the obligations of the Guarantor hereunder with respect thereto.

          2. NATURE OF GUARANTY. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Administrative Agent and is not contingent upon the pursuit by the Lenders or the Administrative Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantor.

          3. WAIVERS AND OTHER AGREEMENTS. The Guarantor hereby unconditionally
(a) waives any requirement that the Lenders or the Administrative Agent, in the event of any default by the Borrower, first make demand upon, or seek to enforce remedies against, the Borrower before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrower contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard

                               GUARANTY AGREEMENT
                               ------------------
to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Borrower thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrower under or in connection with, any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrower which may be required to be returned to the Borrower, or to its representative or to a trustee, custodian or receiver for the Borrower.

                  4. OBLIGATIONS ABSOLUTE. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans, or any of the Operative Documents, or (b) any waiver by the Lenders or the Administrative Agent, or by any other person, of the performance or observance by the Borrower of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or
(c) any indulgence in or the extension of the time for payment by the Borrower of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Borrower of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, whether occurring once or more than once, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Borrower set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of the Credit Agreement or the Notes being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (f) the release of any security, if any, for the obligations of the Borrower under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of the Borrower or the Guarantor with any other person, or (h) the release or discharge of the Borrower or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the Operative Documents by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

                  5. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of the Guarantor, or of any agreement, judgment, injunction, order, decree or other

                               GUARANTY AGREEMENT
                               ------------------
instrument binding upon the Guarantor or its property; (b) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought; and (c) as of the date hereof (both before and after the execution and delivery of this Guaranty), each of the following is true and correct for the Guarantor: (i) the fair saleable value and the fair valuation of the Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) the Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) the Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due.

                  6. AMENDMENTS, ETC. This Guaranty may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights or duties of the Administrative Agent may be affected, the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  7. NOTICES. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Guarantor at the address or number for notices set forth under its name on the signature page hereof, and to the Lenders and the Administrative Agent at their respective addresses or numbers for notice set forth in the Credit Agreement, or to such other address or number as may be designated by the Guarantor, the Administrative Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the earlier of (i) the time of actual delivery thereof to such address or number, or (ii) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, if deposited prepaid with a nationally recognized overnight delivery service guaranteeing next day delivery to such address, prior to the deadline for next day delivery, on the Business Day next following such deposit, or if sent by telecopy, upon receipt of confirmation of delivery to such number by customary means.

                  8. CONDUCT NO WAIVER; REMEDIES CUMULATIVE. The obligations of the Guarantor under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Lender or the Administrative Agent, nor any delay or failure on the part of any Lender or the Administrative Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the rights


                               GUARANTY AGREEMENT
                               ------------------
and remedies of any of the Lenders or the Administrative Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lenders or the Administrative Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders or the Administrative Agent may be exercised from time to time and as often as may be deemed expedient by them.

                  9. RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any Lender or the Administrative Agent or on its behalf.

                  10. SUCCESSORS AND ASSIGNS. The rights and remedies of the Lenders and the Administrative Agent hereunder shall inure to the benefit of the Lenders and the Administrative Agent and their respective successors and assigns, and the duties and obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns.

                  11. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts to be made and to be performed entirely with such State. The Guarantor further agrees that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Illinois, or any court of the United States of America sitting in Illinois, and the Guarantor hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property.

                  12. DEFINITIONS; HEADINGS. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                  13. INTEGRATION; SEVERABILITY; ENFORCEABILITY. This Guaranty embodies the entire agreement and understanding among the Guarantor, the Lenders and the Administrative Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of the Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid,

                               GUARANTY AGREEMENT
                               ------------------
unenforceable or avoidable, the remaining portion of the obligations of the Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligation of the Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of the Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to the Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of the Guarantor over the amount of all liabilities of the Guarantor, contingent or otherwise, and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

                  14. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against the Company or the Guarantor for liquidation or reorganization, in the event the Borrower or the Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of the Borrower's or the Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Administrative Agent or any Lender , whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  15. SUBROGATION AND CONTRIBUTION. If the Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall have the rights of contribution set forth below against all other Guarantors (as the term "Guarantors" is defined in the Credit Agreement, which includes all current Guarantors of the Guaranteed Obligations and any person at any time becoming a Guarantor of the Guaranteed Obligations), and the Guarantor agrees that all other Guarantors shall have the rights of contribution against it set forth below; provided that the Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all of the Guaranteed Obligations shall have been paid in full in immediately available funds and such payment is not subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated. If the Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared among the

                               GUARANTY AGREEMENT
                               ------------------

Guarantors pro rata in proportion to their respective Payment Shares. If the Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the subrogation payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Guaranty, the Guarantor shall have no right of subrogation or contribution whatsoever, whether arising under this Guaranty or otherwise, and no liability or obligation shall accrue pursuant to any such rights or shall be paid or shall be deemed owing until all of the Guaranteed Obligations shall be paid in full in immediately available funds and not be subject to any possibility of revocation or rescission and the Credit Agreement has expired or been terminated, and upon any enforcement of this Guaranty all present and future indebtedness, obligations and liabilities of the Company to the Guarantor shall be fully junior and subordinate in right and priority of payment to the Guaranteed Obligations.

                  For purposes of this Guaranty, the "Payment Share" of the Guarantor and of each of the other Guarantors, respectively, shall be the sum of
(a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to all of the Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of all of the Guarantors, determined for each Guarantor on the respective effective date of the Guaranty signed by such Guarantor.


                               GUARANTY AGREEMENT
                               ------------------

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, delivered, and effective, as of the ______ day of April, 1997, which shall be deemed the effective date of this Guaranty.

                                             ----------------------------------

                                             By:
                                                -------------------------------

                                               Its:
                                                   ----------------------------

                                             ADDRESS FOR NOTICES:

                                             3000 Aurora Road
                                             Solon, Ohio 44139
                                             Attention:________________
                                             Telephone No.:(216) 349-1000
                                             Facsimile No.: (216) 349-0442
                                             Facsimile Confirmation
                                             Number: (216) 349-1000


                               GUARANTY AGREEMENT
                               ------------------

                                    EXHIBIT C

                              REVOLVING CREDIT NOTE
                              ---------------------

$__________                                                    April ____, 1997




                  FOR VALUE RECEIVED, NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________________ (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _____ Million Dollars ($__________), or such lesser amount as is recorded in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

                  The Lender is hereby authorized by the Borrower to record on its books and records, the date, amount and type of each Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such books and records, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such information shall not relieve the Borrower of its obligation to repay the outstanding principal amount of such Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Credit Agreement.

                  The Borrower and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

                  This Note evidences one or more Revolving Credit Loans made under a Long-Term Credit Agreement, dated as of April ____, 1997 (the "Credit Agreement"), by and among the Borrower, the lenders (including the Lender) named therein, The First National Bank of Chicago, as administrative agent for the lenders, and Morgan Guaranty Trust Company of New York, as documentation agent for the lenders, to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the Guaranties securing this Note. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

                  This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                       NATIONAL AUTO CREDIT, INC.

                                       By:
                                          -------------------------------------

                                           Its:
                                               --------------------------------

                                       And:
                                           ------------------------------------

                                           Its:
                                               --------------------------------

                             REVOLVING CREDIT NOTE
                             ---------------------

                                    EXHIBIT D

                                 SWING LINE NOTE
                                 ---------------

                                                                April __, 1997
                                                              Chicago, Illinois

                  FOR VALUE RECEIVED, NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender"), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the unpaid principal amount of the Swing Line Loans as evidenced by the books and records of the Lender, on the Termination Date or such earlier date as the Lender may require under the Credit Agreement referred to below, when the entire outstanding principal amount of the Swing Line Loans evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swing Line Loans evidenced hereby shall be paid in full, at the rates per annum on and the dates provided in the Credit Agreement referred to below.

                  The Lender is hereby authorized by the Borrower to record on its books and records the date and the amount of each Swing Line Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Swing Line Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swing Line Note and the Credit Agreement.

                  The Borrower and each endorser or guarantor hereof waive presentment, protest, notice of dishonor and any other formality in connection with this Swing Line Note. Should the indebtedness evidenced by this Swing Line Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swing Line Note, including attorneys' fees and expenses.

                  This Swing Line Note evidences Swing Line Loans made under a Long-Term Credit Agreement, dated as of April __, 1997 (as amended or modified from time to time, the "Credit Agreement"), by and among National Auto Credit, Inc., the lenders (including the Lender) named therein, The First National Bank of Chicago, as administrative agent for the Lenders, and Morgan Guaranty Trust Company of New York, as documentation agent for the Lenders, to which reference is hereby made for a statement of the circumstances under which this Swing Line
Note is subject to prepayment and under which its due date may be accelerated and a description of the Guaranties securing this Swing Line Note. Capitalized terms used but not defined in this Swing Line Note shall have the respective meanings assigned to them in the Credit Agreement.

                  This Swing Line Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                        NATIONAL AUTO CREDIT, INC.

                                        By: ___________________________________

                                            Its: ______________________________

                                        And: __________________________________

                                            Its: ______________________________


                                 SWING LINE NOTE
                                 ---------------

                                    EXHIBIT E

                            BID-OPTION QUOTE REQUEST
                            ------------------------

                                     [Date]

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________

         National Auto Credit, Inc., a Delaware corporation (the "Borrower"), hereby requests offers to make Bid-Option Loans comprising the Bid-Option Borrowing(s) described below pursuant to Section 2.2(b) of the Long-Term Credit Agreement, dated as of April ___, 1997, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among the Borrower, the Lenders, The First National Bank of Chicago, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Date of Bid-Option Borrowing(s): ________, 19__

         Aggregate Amount of each Bid-Option Borrowing:     (a) _______________*
                                                            (b) ______________
                                                            (c) ______________

         Interest Period:  (a) ______________**
                           (b) ______________
                           (c) ______________

                                                  NATIONAL AUTO CREDIT, INC.

                                                  By:__________________________

                                                  Its:_________________________

*Must be (a) $3,000,000 or a larger multiple of $500,000.

**Must comply with the definition of the term "Bid-Option Interest Period."

                                    EXHIBIT F

                        INVITATION FOR BID-OPTION QUOTES
                        --------------------------------

                                     [Date]

To:      [Name of Bank]
         Attention:  ____________________

         Reference is made to the Long-Term Credit Agreement, dated as of April ____, 1997, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders, THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 2.2(c) of the Credit Agreement, The First National Bank of Chicago, as Administrative Agent, is pleased on behalf of the Borrower to invite you to submit Bid-Option Quotes to the Borrower for the Bid-Option Borrowing(s) described below.

         Date of Bid-Option Borrowing(s): ________, 19__

                  Aggregate Amount of Each

                   Bid-Option Borrowing:                 Interest Period:
                   ---------------------                 ----------------

                  (a) ____________________             (a) ________________
                  (b) ____________________             (b) ________________
                  (c) ____________________             (c) ________________

                  Please respond to this invitation by no later than 1:00 p.m. (Chicago time) on _________________, 19__.*

                                          THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Administrative Agent

                                          By: _________________________________

                                              Its: ____________________________

*    Insert date of Bid-Option Borrowing

                                    EXHIBIT G

                                BID-OPTION QUOTE
                                ----------------

                                     [Date]

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________

         Reference is made to the Long-Term Credit Agreement, dated as of April ___, 1997, as amended, supplemented or otherwise modified (the "Credit Agreement"), by and among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders, The First National Bank of Chicago, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         In response to your Invitation for Bid-Option Quotes dated _____, 19__, _________________________ (the "Lender"), hereby makes the following offer[s] to make [a] Bid-Option Loan[s]:

         1.       Quoting Lender: ____________________________

                  Contact Person: _________________________

         2.       Date of proposed Borrowing: __________, 19__*

         3.       Quotes:


         Principal                   Bid-Option                  Interest
         Amount**                    Rate***                     Period ****
         --------                    -------                     -----------
(a)      _________                   ___________                 ___________

(b)      _________                   ___________                 ___________

(c)      _________                   ___________                 ___________



         4. The aggregate amount of Bid-Option Loans which may be accepted by the Borrower pursuant to this Bid-Option Quote shall not exceed $_____________.

         The Lender acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b), subject to the terms and conditions of the Credit Agreement, obligates it to make a Bid-Option Loan for which any quote is accepted, in whole or in part.

                                       [Name of Lender]

                                       By: ____________________________________

                                           Its: _______________________________


*        As specified in the related Invitation for Bid-Option Quotes.

** The principal amount (a) must be $3,000,000 or a larger multiple of $500,000 and (b) may not exceed the aggregate amount of the related Bid-Option Borrowing specified in the related Invitation for Bid-Option Quotes.

*** Specify rate of interest per annum (rounded up to the nearest 1/100th of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/100th of 1%), as the case may be.

****     As specified in the related Invitation for Bid-Option Quotes.

                                    EXHIBIT H

                               REQUEST FOR ADVANCE
                               -------------------

The First National Bank of Chicago,
   as Administrative Agent for the Lenders
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________

                  National Auto Credit, Inc., a Delaware corporation (the "Borrower") hereby requests an Advance pursuant to Section 2.5 of the Long-Term Credit Agreement, dated as of April ___, 1997 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders referenced therein, Morgan Guaranty Trust Company of New York, as Documentation Agent, and you, as Administrative Agent for the Lenders.

                  [A Loan is requested to be made in the amount of $_________, to be made on ____________, 199_ and evidenced by the Borrower's Notes. Such Loan shall be a [insert Eurodollar Rate Loan or Floating Rate Loan] and the initial Eurodollar Interest Period, if such requested Loan is a Eurodollar Rate Loan, shall be [insert permitted Eurodollar Interest Period].]

                  [Such Letter of Credit Advance shall be made by the issuance by the Administrative Agent of its Letter of Credit for the account of the Borrower in the maximum stated amount of $___________ to and for the benefit of ________________ with a stated expiry date of _________________, 199__, and containing the further terms and conditions set forth in the attached letter of credit application to the Administrative Agent.]

                  In support of this request, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

                  1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.

Acceptance of the proceeds of such Advance by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                               NATIONAL AUTO CREDIT, INC.

                                               By: ____________________________

                                                 Its: _________________________

Dated: ________________, 199_


                               REQUEST FOR ADVANCE
                               -------------------

                                    EXHIBIT I

                           REQUEST FOR CONTINUATION OR
                           ---------------------------
                               CONVERSION OF LOAN
                               ------------------

                                     [Date]

The First National Bank of Chicago,
  as Administrative Agent for the Lenders
One First National Plaza
Chicago, Illinois 60670

Attention:  _____________

                  National Auto Credit, Inc., a Delaware corporation (the "Borrower"), hereby requests that $____________ of the principal amount of the Loan originally made on ____________, 19__, which Loan is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on ______________, 19__. If such Loan is requested to be converted to a Eurodollar Rate Loan, the Borrower hereby elects a Eurodollar Interest Period for such Loan of [insert permitted Eurodollar Interest Period].

                  In support of this request, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

                  1. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

                  2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued[converted] (whether before or after such Loan is [continued][converted]).

Acceptance of the proceeds of such [continued][converted] Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

                  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement, dated as of April ___, 1997 among the Borrower, the lenders named therein, Morgan Guaranty Trust Company of New York, as documentation agent for the lenders, and you as administrative agent for the lenders.

                                         NATIONAL AUTO CREDIT, INC.

                                         By: __________________________________

                                             Its: _____________________________


                           REQUEST FOR CONTINUATION OR
                           ---------------------------
                               CONVERSION OF LOAN
                               ------------------

                                    EXHIBIT J

                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------

                  Reference is made to the Long-Term Credit Agreement dated as of April ___, 1997 (the "Credit Agreement") among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the lenders named therein (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as administrative agent for the Lenders (the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                  1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Advances owing to the Assignee will be as set forth on
Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   [ASSIGNOR]

                                    BY:
                                       ---------------------------------------
                                       ITS:
                                           -----------------------------------

                                   [ASSIGNEE]

                                     ---------------------------------------


                                     BY:
                                        ---------------------------------------

                                        ITS:
                                            -----------------------------------


                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------

                                    EXHIBIT K

                              ASSUMPTION AGREEMENT
                              --------------------

         Reference is made to the Long Term Credit Agreement dated as of April ____, 1997 (as now or hereafter amended or modified from time to time, the "Credit Agreement") among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Borrower"), the Lenders named therein (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as administrative agent for the Lenders (the "Administrative Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as documentation agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

         1. __________________, a _____________________ ("New Lender") has
decided to become a Lender under the Credit Agreement, with its Commitments, Percentage of Total Commitments and address for notice as described next to its signature below. The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the New Lender is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the New Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the New Lender under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

         1. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent and Borrower for acceptance by the Administrative Agent and the Borrower and recording by the Administrative Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and the Borrower.

         2. Upon such acceptance by the Administrative Agent and the Borrower and recording by the Administrative Agent, as of the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this Assumption Agreement, have the rights and obligations of a Lender thereunder. On the Effective Date, the New Lender shall, in fulfillment of its obligations as a Lender under the Credit Agreement, fund its share of outstanding Loans in accordance with its

Percentage of Total Commitment by making available such amount to the Administrative Agent in immediately available funds at the principal office of the Administrative Agent. The Administrative Agent shall promptly adjust the balance of outstanding Advances owing to each Lender in accordance with each Lender's new Percentage of Total Commitment and promptly remit to each Lender any repayment due such Lender as a result of such adjustment. In the event any Eurodollar Rate Loans are outstanding on the Effective Date and the repayment of such Eurodollar Rate Loans prior to the last day of the applicable Eurodollar Interest Period would result in costs and expenses to any Lender as described in
Section 3.8 of the Credit Agreement, the New Lender shall purchase a participation interest in any outstanding Eurodollar Rate Loans from each Lender which would suffer such costs and expenses. The amount of the participation interest purchased by the New Lender from any Lender under this paragraph shall be equal to the amount of the repayment such Lender would have received with respect to such Eurodollar Rate Loan as a result of the adjustment described in this paragraph.

         3. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         4. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5. Upon acceptance and recording by the Administrative Agent, the Administrative Agent shall notify each Lender and the Borrower of the Percentage of Total Commitments of each Lender, which shall be binding on all parties.

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


         IN WITNESS WHEREOF, the New Lender has caused this Assumption Agreement to be executed by its officer thereunto duly authorized as of the date specified thereon.

                                           [NEW LENDER]
--------------------------------
--------------------------------
--------------------------------
Attention:                                 By:
          ----------------------              -----------------------------
Facsimile No. (___) ___-____                  Its:
                                                  -------------------------
Commitment Amount $___________

Percentage of Total Commitments: ___%

                                           Accepted and Agreed:

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Administrative Agent

                                           By:
                                              ---------------------------------
                                              Its:
                                                  -----------------------------


                                           NATIONAL AUTO CREDIT, INC.

                                           By:
                                              ---------------------------------
                                              Its:
                                                  -----------------------------
                                      -3-